                                                           Exhibit 10.30


                            AIRCRAFT LEASE AGREEMENT

                          DATED AS OF SEPTEMBER 2, 1999

                                     BETWEEN

                           FINOVA CAPITAL CORPORATION,
                                    AS LESSOR

                                       AND

                           CHAUTAUQUA AIRLINES, INC.,
                                    AS LESSEE

                                   RELATING TO

                       ONE EMBRAER MODEL EMB-145 AIRCRAFT

                         U.S. REGISTRATION NUMBER N262SK
                                       AND
                       MANUFACTURER'S SERIAL NUMBER 145168



                     This is Counterpart Number ___ of four (4) serially
             numbered, manually executed counterparts of this Aircraft Lease Agreement. To the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper under the Uniform Commercial Code in any jurisdic tion, no security interest in this Agreement may be created through the transfer and possession of any counterpart of this Aircraft Lease Agreement other than the serially numbered counterpart thereof marked Counterpart Number 1.



------------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

                            AIRCRAFT LEASE AGREEMENT
                                    (N262SK)


             THIS AIRCRAFT LEASE AGREEMENT (N262SK) (this "Agreement"), dated as of the 2nd day of September, 1999, is between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lessor"), and CHAUTAUQUA AIRLINES, INC., a New York corporation ("Lessee").

                              W I T N E S S E T H:

             WHEREAS, Lessor owns the Aircraft described below;

             WHEREAS, Lessee desires to lease the Aircraft from Lessor; and

             WHEREAS, Lessor is agreeable to leasing the Aircraft to Lessee, upon and subject to the terms and conditions of this Agreement.

             NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged by Lessor and Lessee, Lessor and Lessee hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

             The following terms shall, except where the context otherwise requires, have the following respective meanings for all purposes of this
Agreement:

             "ADDITIONAL INSURED" shall have the meaning ascribed to such term in Section 11.2(a).

             "ADS" shall mean all airworthiness directives or comparable directives issued by the Aviation Authority or any other Governmental Entity exercising appropriate jurisdiction over the Aircraft requiring compliance.

             "AFFILIATE" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "AGREEMENT," "LEASE," "HEREIN," "HEREOF," HEREUNDER," and other like words shall mean this Agreement (including any Appendices hereto), as it may be amended, modified or supplemented pursuant to the applicable provisions hereof.

             "AIRCRAFT" shall mean, collectively, the Airframe, the Engines and the Aircraft Documents.

             "AIRCRAFT DOCUMENTS" shall mean the documents listed in APPENDIX C hereto, updated and maintained through the Return Date, and, in addition, all other records, documents, log books, manuals, drawings and data relating to the Aircraft and developed or caused to be developed by Lessee or required by the Aviation Authority to be maintained by Lessee.

             "AIRCRAFT REDELIVERY DOCUMENTS" shall have the meaning ascribed to such term in Section 18.2 hereof.

             "AIRFRAME" shall mean the Embraer model EMB-145 airframe described in APPENDIX A hereto, together with all Parts, excluding, however, the Engines or any other engines from time to time installed thereon.

             "ANTICIPATED DELIVERY DATE" shall mean September 2, 1999, which is the date on which the parties hereto anticipate that the Aircraft will be Delivered to Lessee pursuant to the terms and conditions of this Agreement.

             "APPROVED JURISDICTION" shall mean any of the countries listed in APPENDIX G hereto (or any other country approved by Lessor in writing) wherein the Aircraft may be registered pursuant to Section 5.1(b) hereof and a Permitted Sublessee may be domiciled pursuant to Section 6.1(a) hereof.

             "ASSIGNMENT OF ENGINE MAINTENANCE AGREEMENT" shall mean the Assignment of Engine Maintenance Agreement, substantially in the form of APPENDIX I hereto, which shall be executed by Lessee (and consented to by Engine Manufacturer) and delivered by Lessee to Lessor pursuant to Section 7.1(d) hereof.

             "ASSUMED TRANSACTION EXPENSES" shall have the meaning ascribed to such term in Section 4.1(b) hereof.

             "AUTHORIZED MAINTENANCE PERFORMER" shall mean Lessee or any other repair station licensed or certificated by the Aviation Authority doing maintenance work within the scope of its authorization.

             "AVIATION AUTHORITY" shall mean the FAA and any other Governmental Entity having jurisdiction over the Aircraft, and any successors thereto, respectively.

             "BASE LEASE RENT AMOUNT" shall mean the amount of Basic Rent, as set forth in APPENDIX B hereto, owing during the Term from the Delivery Date to the Initial Expiration Date (as may be adjusted as a result of the Basic Rent Adjustment).

             "BASE TERM PURCHASE PRICE" shall mean the amount, as set forth in APPENDIX B hereto, of the purchase price for the Aircraft to be paid by Lessee on the Initial Expiration Date pursuant to Section 3.9(a) hereof.

             "BASIC RENT" shall mean, as applicable, the Base Lease Rent Amount or the Renewal Period Rent Amount, which shall be payable pursuant to Section
4.1 hereof.

             "BASIC RENT ADJUSTMENT" shall have the meaning ascribed to such term in Section 4.1(b) hereof.

             "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Phoenix, Arizona, Indianapolis, Indiana, or New York, New York are required or authorized to close.

             "CERTIFICATED AIR CARRIER" shall mean an air carrier holding an air carrier certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

             "CLAIMS" shall have the meaning ascribed to such term in Section
10.1 hereof.

             "CYCLE" shall mean one take-off and next subsequent landing of the Aircraft.

             "DEFAULT" shall mean any event which, with the giving of notice, lapse of time, or both, would become an Event of Default.

             "DELIVERY" shall have the meaning ascribed to such term in Section
3.6 hereof.

             "DELIVERY DATE" shall mean the date on which the Delivery occurs.

             "DELIVERY LOCATION" shall mean Queens, New York (or any other location mutually approved by Lessor and Lessee which is determined by the parties to be acceptable for taxation purposes).

             "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

             "ENGINE" shall mean any of the two (2) engines identified as to manufacturer and type and by serial number in APPENDIX A hereto, together with all Parts installed thereon, and any engine substituted for an Engine in accordance with Section 19.2.

             "ENGINE MAINTENANCE AGREEMENT" shall mean a "Power-By-The-Hour" Maintenance Agreement between the Engine Manufacturer and Lessee (or other similar agreement between Lessee and any other Authorized Maintenance Performer), as approved by Lessor (with such right to approve, however, which shall not be unreasonably withheld, being limited to the lien rights granted under the agreement to such Authorized Maintenance Performer and, in regard to the first such agreement, the assignability of the agreement), in effect from time to time, which shall provide for full maintenance (other than routine day-to-day maintenance; PROVIDED, that foreign-object damage, life-limited parts, line replacement units and abuse may be excluded or separately charged) for the Engines at no cost other than standard per-cycle (or per hour) rates (I.E., excluding charges based on the current maintenance status of the Engines), all benefits of which program are generally available to qualifying air carriers located in the United States.

             "ENGINE MANUFACTURER" shall mean Allison Engine Company, Inc.

             "EQUIPMENT CHANGE" shall have the meaning ascribed to such term in
Section 7.7 hereof.

             "EQUIPMENT COST" shall mean the amount equal to the sum of the Purchase Price and the Transaction Expenses.

             "EVENT OF DEFAULT" shall mean any one of the events specified in
Section 16.1 hereof.

             "EXPIRATION" shall mean the end of the Term as herein agreed (assuming no prior Termination occurs).

             "EXPIRATION DATE" shall have the same meaning as the Initial Expiration Date, unless Lessee exercises its Renewal Option pursuant to Section
3.3 hereof, whereupon the Expiration Date shall be the end of the Renewal
Period.

             "FAA" shall mean the Federal Aviation Administration of the United States of America and all successors thereto.

             "FAIR MARKET SALES VALUE" of the Aircraft shall mean the value, from time to time, which would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller, under no compulsion to sell, as the same shall be specified by agreement between Lessor and Lessee, or, if not agreed to by Lessor and Lessee within a period of fifteen (15) days after either party requests a determination, then as determined by two recognized independent aircraft appraisers, one of which shall be appointed by Lessor and the other of which shall be appointed by Lessee, or, if such appraisers cannot agree on such appraisal within twenty (20) days, each shall render its own appraisal and shall by mutual consent appoint a third independent recognized aircraft appraiser within five (5) days after the end of such twenty (20)-day period. If the two appraisers fail to appoint a third independent recognized aircraft appraiser within such five-day period, then either party, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in New York City, New York, for the appointment of such third appraiser. The appraisal shall be completed within thirty (30) days after the appointment of such third appraiser. As soon as the last appraiser appointed has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties hereto.

             "FAR" shall mean the Federal Aviation Regulations issued by the FAA.

             "FEDERAL AVIATION ACT" shall mean the United States Transportation Code of 1994, as amended, as in effect on the date of this Agreement codified in Subtitle VII of Title 49 of the United States Code, or any successor substituted legislation at the time in effect and applicable.

             "FLIGHT HOURS" shall mean, with respect to the Aircraft, the time as measured in hours and tenths of hours elapsing from the moment at which the wheels of the Aircraft leave the ground on a takeoff until the wheels of the Aircraft touch the ground on the next landing of the Aircraft.

             "GOVERNMENTAL ENTITY" shall mean: (a) any national government, any political subdivision thereof, or any state, regional, or local authority therein, and (b) any agency, board, commission, department, division, organ, instrumentality, or court, of any of the foregoing, however constituted.

             "INDEMNIFIED PARTIES" shall have the meaning ascribed to such term in Section 10.1 hereof.

             "INITIAL EXPIRATION DATE" shall mean the date which is one hundred ninety-nine (199) months after the Delivery Date.

             "INTEREST" shall mean the interest which shall accrue on unpaid installments of Rent pursuant to Section 4.4 hereof.

             "ITEMS" or "ITEMS OF EQUIPMENT" shall mean any or all of the Aircraft, the Airframe, the Engines, and each Part.

             "LAW" shall mean: (a) any constitution, statute, decree, regulation, order, or other directive of the Governmental Entity of any location to, from, or within which the Aircraft shall operate; (b) any treaty, pact, compact, or other agreement to which any Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any of the foregoing; and (d) any amendment or revision of any of the foregoing.

             "LEASE DOCUMENTS" shall mean this Agreement, the Lease Supplement, the Engine Maintenance Agreement, the Assignment of Engine Maintenance Agreement, the Tax Indemnity Agreement, and all other documents required to be executed and delivered pursuant to such documents.

             "LEASE SUPPLEMENT" shall mean Lease Supplement No. 1, substantially in the form of APPENDIX D hereto, which, as of the Delivery Date, shall be executed by Lessor and Lessee, and, together with this Agreement, shall be filed for recordation with the FAA.

             "LESSOR'S LIENS" shall mean Liens on or relating to or affecting the Aircraft, the Airframe, the Engines or any part thereof arising as a result of (a) Claims against Lessor not relating to this Agreement, (b) acts of Lessor neither permitted nor required to be taken by it under this Agreement, (c) the transfer by Lessor of its interest or any part thereof in the Aircraft, (d) Taxes imposed or Claims asserted against Lessor which Lessee has not agreed to indemnify against pursuant hereto or (e) any act, omission or circumstance occurring or omitted prior to the Delivery Date or after the Return of the Aircraft.

             "LIEN" shall mean any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest, including, without limitation: (a) any preferential arrangement resulting in a secured transaction or having the same economic or legal effect as a lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest; (b) any agreement to give any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, license, assignment by way of security or security interest; (c) the interest of a vendor or a lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement; or (d) any statutory or other right of a Governmental Entity to detain, hold or seize an aircraft or any part thereof which is immediately enforceable with respect to such aircraft.

             "MAINTENANCE PROGRAM" shall mean Lessee's maintenance program as set forth in its maintenance manual for the Aircraft, as it may be amended during the Term in accordance with the requirements of the applicable Aviation Authority.

             "MANUFACTURER" shall mean Embraer -- Empresa Brasileira de Aeronautica S.A., the manufacturer of the Aircraft.

             "NET ECONOMIC RETURN" shall mean Lessor's net after-tax yield, determined by utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by Lessor in determining Basic Rent and Stipulated Loss Value as of the Delivery Date.

             "OTHER AIRCRAFT" shall mean that certain Embraer model EMB-145 aircraft more fully described in the Other Lease Agreement.

             "OTHER LEASE AGREEMENT" shall mean that certain Aircraft Lease Agreement (N261SK) dated as of August 30, 1999 between Lessor, as lessor, and Lessee, as lessee, regarding the lease of the Other Aircraft.

             "PARTS" shall mean any item, including, without limitation, materials, accessories, components, equipment, appliances, instruments, avionics, appurtenances, furnishings and any other equipment or components of whatever nature (other than the Engines), which are installed in or attached or appurtenant to the Aircraft.

             "PERMITTED LIEN" shall have the meaning ascribed to such term in
Section 9 hereof.

             "PERMITTED SUBLEASE" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

             "PERMITTED SUBLESSEE" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

             "PERSON" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity, of whatsoever nature.

             "PURCHASE AGREEMENT" shall mean the Aircraft Purchase Agreement dated as of the date hereof between Seller, as seller, and Lessor, as buyer, regarding the purchase and sale of the Aircraft.

             "PURCHASE OPTION" shall have the meaning ascribed to such term in
Section 3.9 hereof.

             "PURCHASE PRICE" shall mean the amount, as set forth in APPENDIX B hereto, of the "Purchase Price" as defined by the Purchase Agreement.

             "RENEWAL OPTION" shall have the meaning ascribed to such term in
Section 3.3 hereof.

             "RENEWAL PERIOD" shall have the meaning ascribed to such term in
Section 3.3 hereof.

             "RENEWAL PERIOD PURCHASE PRICE" shall mean the amount, as set forth in APPENDIX B hereto, of the purchase price for the Aircraft to be paid by Lessee on the last day of the Renewal Period pursuant to Section 3.9(a) hereof.

             "RENEWAL PERIOD RENT AMOUNT" shall mean the amount of Basic Rent, as set forth in APPENDIX B hereto, owing during the Renewal Period.

             "RENT" shall mean Basic Rent and Supplemental Rent, collectively.

             "RENT DATE" shall have the meaning ascribed to such term in Section
4.2 hereof.

             "RENTAL PERIOD" shall have the meaning ascribed to such term in
Section 4.2 hereof.

             "REPLACEMENT ENGINE" shall mean an engine satisfying the conditions of Section 19.2 hereof.

             "RESTRICTED PERIOD" shall mean the period beginning on the Delivery Date and ending on the seventh (7th) anniversary of the end of the calendar year in which the Delivery Date occurs.

             "RETURN" shall mean the redelivery of the Aircraft (including the Aircraft Documents) to Lessor in accordance with Sections 17 and 18 hereof.

             "RETURN CONDITIONS" shall have the meaning ascribed to such term in
Section 18.1 hereof.

             "RETURN DATE" shall mean the date at Expiration or upon earlier Termination when the Aircraft (including the Aircraft Documents) are actually returned to Lessor in conformity with the Return Conditions.

             "RETURN LOCATION" shall mean any airport in the continental United States on Lessee's regional jet route system (where Lessee has appropriate maintenance and repair facilities) as selected by Lessor.

             "SELLER" shall mean Solitair Corp., a Delaware corporation.

             "STIPULATED LOSS VALUE" for the Aircraft as of any particular date of computation shall mean an amount equal to the sum of:

                     (a) an amount determined by multiplying the Purchase Price for the Aircraft by the percentage specified in APPENDIX H hereto opposite the immediately prior Rent Date applicable to such date of computation; and

                     (b) the amount of any unpaid installments of Basic Rent due prior to such date (together with any Interest owing thereon).

             "SUPPLEMENTAL RENT" shall mean all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor pursuant to this Agreement or any other of the Lease Documents, including, without limitation, (a) Stipulated Loss Value payments, (b) all other amounts required to be paid by Lessee pursuant to this Agreement, and (c) amounts payable pursuant to the Tax Indemnity Agreement.

             "SURVIVING ENGINE" shall have the meaning ascribed to such term in
Section 19.3 hereof.

             "TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement dated as of the date hereof between Lessee and Lessor relating to this Agreement.

             "TAX" or"TAXES" shall mean any and all taxes, charges, fees, imposts, levies, withholdings, deductions or other charges of any nature, together with any penalties, fines, or interest thereon or other additions thereto which are imposed, withheld, levied, or assessed by or on behalf of, or otherwise payable to, any Governmental Entity.

             "TERM" shall mean the period commencing on the Delivery Date and ending on the Expiration Date or on any earlier Termination Date, as applicable.

             "TERMINATION" shall mean the termination of this Agreement prior to the Expiration Date pursuant to any of Sections 2.1, 2.2, 3.8, 4.1(b)(iv) or
16.2 hereof.

             "TERMINATION DATE" shall mean the date on which a Termination is effective.

             "TOTAL LOSS" shall mean any of the following events with respect to the Aircraft, the Airframe or an Engine: (a) the destruction, damage beyond economical repair, or such property becoming permanently unfit for normal use, for any reason whatsoever; (b) any event which results in an insurance settlement on the basis of actual or constructive or compromised or agreed or arranged total loss;
(c) the disappearance of the Aircraft for a period of sixty (60) consecutive days; (d) the loss of possession or loss of use by Lessee for a period of more than sixty (60) consecutive days due to hijacking, theft, or other criminal actions; (e) the confiscation, condemnation, taking or seizure of title by any Governmental Entity which shall continue for a period in excess of sixty (60) days; (f) with respect to the Airframe only, the requisition or taking of use of the Airframe by a Governmental Entity (whose obligations do not bear the full faith and credit of the United States) for a period in excess of one hundred eighty (180) consecutive days; (g) with respect to an Engine, the requisition or taking of use of the Airframe by a Governmental Entity; (h) the grounding of the Aircraft for a period of twelve (12) consecutive months due to action by a Governmental Entity, unless during such twelve-month period Lessee diligently carries forward all necessary and desirable steps to permit normal use within such period (PROVIDED, HOWEVER, that in no event shall such use have been prohibited for a period of eighteen (18) consecutive months); (i) the operation or location of the Aircraft, while under requisition for use by any Governmental Entity, in any areas excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of this Agreement, unless Lessor and Lessee shall have obtained an indemnity in freely transferable Dollars from that Governmental Entity covering the risks excluded from coverage and satisfactory to both Lessor and Lessee; or (j) any divestiture of title to an Engine treated as a Total Loss pursuant to Section 19.2 hereof.

             "TRANSACTION EXPENSES" shall mean the costs and disbursements incurred (or assumed) by Lessor or Lessee in connection with the execution and delivery of the Lease Documents, the Purchase Agreement and related documents, the delivery of the Aircraft to Lessor pursuant to the Purchase Agreement, and the lease of the Aircraft to Lessee pursuant to this Agreement, including, without limitation:

                     (a) the reasonable fees, expenses and disbursements of (i) Herriot, Simbro & White, P.C., special counsel to Lessor, (ii) Womble Carlyle Sandridge & Rice, special tax counsel to Lessor, (iii) McAfee and Taft, special FAA counsel to Lessor, (iv) Fred Klein, of GRA (appraiser of Aircraft), and (v) Pearl Professional Corporation, special counsel to Lessee;

                     (b) all other reasonable out-of-pocket expenses in connection with the transactions contemplated by this Agreement, including, without limitation, printing and duplication expenses and any recording and filing fees;

                     (c) the reasonable expenses and placement fees of Seabury Securities, LLC; and

                     (d) any other amounts approved by Lessee and Lessor.

             "USER" shall have the meaning ascribed to such term in Section 8.2(b) hereof.

                                    SECTION 2

                              CONDITIONS PRECEDENT

             2.1 LESSOR'S CONDITIONS PRECEDENT. Lessor's obligation to deliver and to lease the Aircraft to Lessee hereunder shall be subject to satisfaction of each of the following conditions precedent:

                     (a) All of the representations and warranties of Lessee set forth in Section 14.1 hereof shall be true and correct in all material respects as of the date hereof and as of the Delivery Date.

                     (b) Lessor shall have acquired good and marketable title to the Aircraft free and clear of all liens pursuant to the terms and conditions of the Purchase Agreement.

                     (c) No material adverse change in the affairs or finances of Lessee shall have occurred since the date of the most recent financial statements of Lessee delivered to Lessor.

                     (d) Lessor shall have approved the results of tax lien, judgment, litigation and UCC searches and credit and trade reference checks performed with respect to Lessee.

                     (e) Lessor shall have received, on or before the Delivery Date, all of the following, all of which shall be in form and substance reasonably satisfactory to Lessor:

                           (i) a certificate of an officer of Lessee certifying:

                                    (A) the names and true signatures of the
             incumbent officers of Lessee authorized to sign this Agreement and the other Lease Documents;

                                    (B) the duly adopted board resolution of
             Lessee approving and authorizing the execution, delivery and performance of this Agreement and the other Lease Documents, any related agreements and all transactions contemplated herein or therein (a copy of which shall be attached to such certificate);

                                    (C) that the representations and warranties
             contained in Section 14.1 hereof are true and accurate on and as of the Delivery Date; and

                                    (D) no Default, Event of Default or Total
             Loss has occurred and is continuing.

                            (ii) a certificate of insurance issued by the insurer or broker for Lessee evidencing compliance with the insurance provisions of Section 11 hereof;

                            (iii) the fully-executed Lease Supplement, Tax Indemnity Agreement, Assignment of Engine Maintenance Agreement (if the Engine Maintenance Agreement has been executed and delivered as of Delivery) and the other Lease Documents;

                            (iv) a copy of Lessee's air carrier certificate issued by the FAA;

                            (v) a copy of Lessee's FAA-approved maintenance program;

                            (vi) the completed Year 2000 Questionnaire sent by Lessor to Lessee;

                            (vii) the fully-executed Other Lease Agreement;

                            (viii) the fully-executed Aircraft Purchase
      Agreement dated as of the date hereof between Seller, as seller, and Lessor, as buyer, regarding the purchase and sale of the Other Aircraft;

                            (ix) the payment of the first month's Basic Rent;
      and

                            (x) a legal opinion addressed to Lessor and dated as of the Delivery Date, issued by Pearl Professional Corporation, the general counsel of Lessee and/or a separate firm of attorneys reasonably acceptable to Lessor, to the effect that:

                                    (A) Lessee is duly incorporated, is validly
             existing as a corporation in good standing under the laws of its formation, and has full corporate power and authority to carry on its business in which it is presently engaged and to perform its obligations under the Lease Documents;

                                    (B) the execution and delivery of the Lease
             Documents to which Lessee is a party, the consummation by Lessee of the transactions therein contemplated and compliance by Lessee with the terms and provisions thereof do not and will not result in the violation of the provisions of the articles of incorporation or the by-laws of Lessee as in effect on the date of such opinion; and do not and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of Lessee under any indenture, mortgage, or other agreement or instrument to which Lessee is a party or by which it or any of its properties are or may be bound, or any existing applicable law, rule or regulation, or any judgment , order or decree then in effect, of any government, governmental instrumentality or court having jurisdiction over Lessee or any of its activities or properties;

                                    (C) the Lease Documents to which Lessee is a
             party have each been duly authorized, executed and delivered by Lessee, and each such instrument is a legal, valid, enforceable and binding obligation of Lessee, except as encorceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights;

                                    (D) except for any filing or recording that
             may be required under the Federal Aviation Act (and except such other filings or recordings as Lessee's counsel shall specify have been duly effected), no filing or recording of any instrument or document (including the filing of any financing statement) is necessary under the laws of the United States or of the State of Indiana in order for the Agreement to constitute a valid and perfected lease of record relating to the Aircraft;

                                    (E) except as disclosed in the opinion,
             there are no suits or proceedings pending or, to the knowledge of such counsel, threatened against Lessee in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which if determined adversely to Lessee would have a material adverse effect on the financial condition or business of Lessee or the performance by it of its obligations under the Lease Documents;

                                    (F) Lessee holds all licenses, certificates
             and permits from applicable governmental authorities in the United States necessary for the conduct of its business as a Certificated Air Carrier;

                                    (G) no authorization, approval, consent,
             license or order of, or registration with, or the giving of notice to any Governmental Entity is required for the valid authorization, execution, delivery and performance by Lessee of the Lease Documents to which it is a party, except for any filings or recordings with the FAA; and

                                    (H) The Aircraft is "equipment" as described
             in Section 1110(a)(2)(A) of the United States Bankruptcy Code.

If for any reason (including Lessee's failure to satisfy any of the above conditions precedent under this Section 2.1, but not including a failure of Lessor or the Aircraft to conform to the requirements of Section 2.2 hereof) the Aircraft shall not have been delivered to and accepted by Lessee within thirty
(30) days after the Anticipated Delivery Date, Lessor shall have the right (but not the obligation) to terminate this Agreement by giving notice to Lessee to that effect, with such notice of termination taking effect immediately, whereupon neither Lessee nor Lessor shall have any further obligations under this Agreement.

             2.2 LESSEE'S CONDITIONS PRECEDENT. Lessee's obligation to lease the Aircraft from Lessor hereunder shall be subject to satisfaction of each of the following conditions precedent:

                     (a) The Aircraft shall not have suffered a Total Loss prior to the Delivery.

                     (b)    Lessor shall have acquired title to the Aircraft.

                     (c) Lessor shall have executed and delivered the Lease Supplement.

                     (d) Lessor shall have executed and delivered the Other Lease Agreement.

In the event that Lessor shall have failed to fulfill the above conditions precedent by the date that is thirty (30) days after the Anticipated Delivery Date, Lessee shall have the right (but not the obligation) to terminate this Agreement by giving notice to Lessor to that effect, with such notice of termination taking effect immediately, whereupon neither Lessor nor Lessee shall have any further obligations under this Agreement.

                                    SECTION 3

                       LEASE OF AIRCRAFT; TERM; DELIVERY;
                  TERMINATION FOR OBSOLESCENSE; PURCHASE OPTION

             3.1 LEASE OF THE AIRCRAFT. On the Delivery Date, Lessor shall lease the Aircraft to Lessee and Lessee shall lease the Aircraft from Lessor during the Term and return it on the Expiration Date (or upon the earlier Termination of this Agreement as provided herein), upon and subject to the terms and conditions of this Agreement. At all times during the Term, full legal title to the Aircraft (including the Aircraft Documents) shall remain vested in Lessor to the exclusion of Lessee, notwithstanding the delivery thereof to, and the use by, Lessee.

             3.2 TERM. The Term shall commence on the Delivery Date and continue until the Initial Expiration Date, subject to (a) Lessee's right to extend the Term pursuant to its Renewal Option under Section 3.3 hereof and (b) any earlier Termination as provided herein.

             3.3 RENEWAL OPTION. Provided that no Event of Default shall have occurred and be continuing, Lessee shall have an option (the "Renewal Option") to extend the Term of this

Agreement for a period of three (3) years beyond the Initial Expiration Date (the "Renewal Period"). Lessee shall exercise its Renewal Option, if at all, by providing Lessor with written notice of such exercise at least one hundred eighty (180) days prior to the Initial Expiration Date, which, upon receipt by Lessor, shall be irrevocable by Lessee. Should Lessee fail to provide such notice to Lessor as provided above, Lessee shall be deemed to have absolutely waived its right to exercise its Renewal Option.

             3.4 ANTICIPATED DELIVERY DATE. Lessor and Lessee anticipate that the Aircraft will be available for delivery to Lessee on or about the Anticipated Delivery Date.

             3.5 ACCEPTANCE OF AIRCRAFT. Lessee hereby confirms that, as between Lessor and Lessee, Lessee accepts the Aircraft in its "as is, where is" condition. Nothing herein is intended to prejudice Lessee's rights against Manufacturer, Engine Manufacturer, or any other manufacturer, vendor or other person in connection with any warranties or service contracts with respect to the Aircraft.

             3.6 DELIVERY; FILING OF LEASE SUPPLEMENT. On the Delivery Date, if all the conditions set forth in Sections 2.1 and 2.2 hereof have been satisfied or waived, the Aircraft shall be tendered for delivery to Lessee (which Lessee shall accept) at the Delivery Location (the "Delivery"). Immediately upon (and so as to evidence) such Delivery, the fully-executed Lease Supplement shall be dated as of the Delivery Date and (together with this Agreement) filed for recordation with the FAA.

             3.7 MODIFICATIONS; BRIDGING. All work required to be performed on the Aircraft immediately after Delivery so as to satisfy Lessee's operational demands, to bridge the Aircraft to Lessee's Maintenance Program (including, without limitation, all painting and configuration modifications and other interior work), and to accomplish compliance with the regulations of the Aviation Authority shall be performed by an Authorized Maintenance Performer and at Lessee's cost and expense.

             3.8 VOLUNTARY TERMINATION FOR OBSOLESCENCE.

                     (a) So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right, at any time after the end of the Restricted Period but at least 120 days prior to the Initial Expiration Date (and in no event during the Renewal Period), on at least 120 days prior written notice to Lessor, to terminate this Agreement (effective on a specified Rent
Date) upon Lessee making a good faith determination that the Aircraft is obsolete or surplus to its needs (a "Notice of Obsoles cence"). Such Notice of Obsolescence shall be accompanied by a certificate of the Chief Financial Officer or Treasurer of Lessee confirming that the Aircraft is economically obsolete to Lessee or is surplus to Lessee's needs, and that Lessee is not discriminating against the Aircraft. No further evidence shall be required on the part of Lessee.

                     (b) During the period from the giving of the Notice of Obsolescence to the termination of this Agreement on the Termination Date as a result thereof, Lessee, as agent for Lessor and at no expense to Lessor, shall use its best efforts to obtain bids for the sale of the Aircraft, which shall occur, if at all, on the Termination Date specified in the Notice of Obsolescence. Lessee shall advise Lessor in writing of the amount and terms of each bid and the name and address of each bidding party. Nothing in this Section
3.8 shall be construed as affecting Lessee's obligation to continue paying Rent until the Termination of this Agreement is effective.

                     (c) Lessor may, if Lessee has not previously revoked its Notice of Obsolescence pursuant to Section 3.8(d) hereof, elect to retain title to the Aircraft (as opposed to proceeding to sale) on the Termination Date. If Lessor so elects, Lessor shall give Lessee written notice of such election within sixty (60) days of receiving Lessee's Notice of Obsolescence. Upon receipt of notice of such an election by Lessor, Lessee shall not be entitled to revoke the Notice of Obsolescence thereafter and shall reject all bids theretofore or thereafter received. On the Termination Date specified in the Notice of Obsolescence, Lessee shall deliver the Aircraft to Lessor in accordance with the Return Conditions, shall pay all Rent due on or prior to the Termination Date (other than Basic Rent payable in advance on the Termination
Date), and shall otherwise perform pursuant to this Agreement as required upon a Termination hereof, but shall not be required to pay Lessor Stipulated Loss Value or any amount determined by reference to Stipulated Loss Value.

                     (d) Lessee shall have the absolute right to withdraw its Notice of Obsolescence (assuming that Lessor has not first elected to retain title to the Aircraft pursuant to Section 3.8(c) hereof) by delivering written notice thereof to Lessor no later than twenty (20) days prior to the Termination Date specified in the Notice of Obsoles cence. Should Lessee deliver notice of its intent to withdraw its Notice of Obsolescense, this Agreement shall continue in full force and effect as if the Notice of Obsolescense had not been given by Lessee.

                     (e) On the Termination Date specified in the Notice of Obsolescence, Lessee shall deliver the Aircraft to the bidder, if any, which shall have submitted the highest bid (evaluated on a net cost basis), and Lessor shall transfer title to such bidder without representation, recourse or warranty of any kind, express or implied (except a warranty that the Aircraft is free and clear of any and all Liens other than Liens which Lessee is required to discharge hereunder). Neither Lessee nor any Person Affiliated with Lessee shall be entitled to submit a bid for the purchase of the Aircraft (or acquire title to the Aircraft, either directly or through a third party) pursuant to the provisions of this Section 3.8. The total selling price realized at such sale shall be retained by Lessor and, in addition, on the date of such sale (and as a condition precedent to the transfer of title), Lessee shall pay to Lessor the amount, if any, of:

                            (i) the Stipulated Loss Value for the Aircraft computed as of the date of such sale (determined without regard to any Basic Rent payable for the Rent Period beginning on the Termination Date); less

                            (ii) the net sales price for the Aircraft (which shall be exclusive of all costs and commissions associated with such sale).

                     (f) Lessor and any Person Affiliated with Lessor shall have the right to submit one or more bids for the purchase of the Aircraft pursuant to this Section 3.8, but all such bids must be received by Lessee at least thirty (30) days prior to the Termination Date specified in the Notice of Obsolescence. Should Lessor or any Person Affiliated with Lessor be the prevailing bidder, Lessor shall retain title to the Aircraft, and the amount bid by Lessor or any Person Affiliated with Lessor shall act as a credit against the amount owing by Lessee pursuant to Section 3.8(e) hereof.

             3.9 PURCHASE OPTION. Lessee shall have the option of purchasing the Aircraft (the "Purchase Option") from Lessor on the Expiration Date (I.E., on either the Initial Expiration Date or at the end of the Renewal Period) subject to the following terms and conditions:

                     (a) Lessee shall provide written notice to Lessor of its intent to exercise the Purchase Option at least 270 days prior to the Expiration Date. Such notice (i) shall be signed by an officer of Lessee, (ii) shall be irrevocable upon receipt by Lessor, and (iii) shall confirm that the purchase price for the Aircraft is as follows, depending upon whether Lessee purchases the Aircraft on the Initial Expiration Date or at the end of the Renewal Period:

                            (A) if the Aircraft is to be purchased on the Initial Expiration Date, the purchase price for the Aircraft shall be in the amount of the Base Term Purchase Price; and

                            (B) if the Aircraft is to be purchased at the end of the Renewal Period, the purchase price for the Aircraft shall be in the amount of the Renewal Period Purchase Price.

                     (b) Should Lessee exercise its Purchase Option pursuant to this Section 3.9, Lessor shall transfer title to the Aircraft to Lessee on the Expiration Date without representation, recourse or warranty of any kind, express or implied (except a warranty that the Aircraft is free and clear of Liens, other than Liens which Lessee is required to discharge hereunder).

                                    SECTION 4

                       PAYMENT OF RENT; METHOD OF PAYMENT;
                              FINANCIAL INFORMATION

             4.1     BASIC RENT; BASIC RENT ADJUSTMENT.

                     (a) Throughout the Term, Lessee shall pay, in advance, the Basic Rent (as applicable, either the Base Lease Rent Amount or the Renewal Period Rent Amount) specified in APPENDIX B to Lessor on each and every Rent Date until the earlier of:

                            (i) in the event of a Total Loss, the payment to Lessor of the Stipulated Loss Value in accordance with Section 19.1;

                            (ii)    the Return; and

                            (iii) in the event that the Aircraft and the Aircraft Documents are returned to Lessor under circumstances in which the Aircraft or the Aircraft Documents do not conform to the Return Conditions, the date on which Lessor executes and delivers to Lessee a Redelivery Receipt in the form attached hereto as APPENDIX E hereto.

                     (b) The amount of Basic Rent set forth in APPENDIX B hereto (owing from the Delivery Date until the Initial Expiration Date) assumes that the Transaction Expenses shall be in an amount equal to one and one-half percent (1.5%) of the Purchase Price for the Aircraft (the "Assumed Transaction Expenses"). Should the actual amount of the Transaction Expenses be greater or lesser than the Assumed Transaction Expenses, the amount of Basic Rent owing from the Delivery Date to the Initial Expiration Date shall be increased or decreased (a "Basic Rent Adjustment"), subject to the following requirements:

                            (i) A Basic Rent Adjustment may be made on one or more occasions (either before or after Delivery), but all Basic Rent Adjustments must be made prior to the date which is ninety (90) days after the Delivery Date, with any such adjustment being retroactive to the beginning of the Term.

                            (ii) Any Basic Rent Adjustment shall be in the amount required so that, after incorporating the actual amount of the Transaction Expenses, Lessor's Net Economic Return shall be the same as it was prior to the making of such Basic Rent Adjustment.

                            (iii) The amount of a Basic Rent Adjustment shall be mutually acceptable to Lessor and Lessee, and shall be evidenced by an amendment to this Agreement or by any other writing signed by the parties hereto.

                            (iv) Should the amount of a Basic Rent Adjustment as determined by Lessor prior to Delivery make the transaction pursuant to this Agreement uneconomic in the opinion of Lessee, Lessee shall have the right to terminate this Agreement by providing written notice to Lessor of such termination; PROVIDED THAT, such notice of termination must be received by Lessor prior to Delivery and prior to Lessor acquiring title to the Aircraft pursuant to the Purchase Agreement; FURTHER PROVIDED THAT such right of termination shall be conditioned upon (A) Lessor being relieved of all obligations pursuant to the Purchase Agreement and (B) Lessee satisfying (and, as necessary, reimbursing Lessor for) all of the Transaction Expenses; FURTHER PROVIDED THAT, Lessee shall not have any such termination rights after the Delivery of the Aircraft.

             4.2 RENT DATE, RENTAL PERIOD. The first monthly payment of Basic Rent shall be made on the Delivery Date, with each payment thereafter being made on the first Business Day of each succeeding month during the Term (each, a "Rent Date"). The Rental Period shall be the period between consecutive Rent Dates (each, a "Rental Period").

             4.3 PAYMENTS IN DOLLARS TO LESSOR'S BANK ACCOUNT. All payments of Rent owing by Lessee to Lessor pursuant to this Agreement shall be made in Dollars in immediately available funds to Lessor's bank account described in APPENDIX B or to such other bank account as Lessor may designate in writing to Lessee. Payments shall not be considered made by Lessee until Lessor has received full credit in Lessor's bank account. Lessee accepts all risks of delay or blockage of any transfer made in accordance with the terms of this Agreement.

             4.4 INTEREST ON OVERDUE AMOUNTS. Any amount which is overdue pursuant to this Agreement shall bear interest at the rate indicated in APPENDIX B hereto calculated from the due date of such payment. The payment of such interest shall be made together with the payment of the overdue amount.

             4.5 DUE DATE NOT ON BUSINESS DAY. In the event any payment required hereunder is due on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day.

             4.6 NET LEASE, PROHIBITION AGAINST SET-OFF, COUNTERCLAIM, ETC.

                     (a) This Agreement is a net lease, and it is intended that Lessee shall pay Rent, and all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of each Item of Equipment by Lessee during the Term, including the costs and expenses particularly set forth in this Agreement. The Rent that Lessee is obligated to pay shall be paid without notice or demand (unless expressly required under any of the Lease Documents) and without set-off, recoupment, counterclaim, abatement, suspension, deduction, withholding or defense.

                     (b) Except as otherwise expressly provided in any Lease Document or other written agreement between Lessor and Lessee, this Agreement shall not terminate, nor shall Lessee have any right to terminate this Agreement or be entitled to abatement, suspension, deferment or reduction of any Rent that Lessee is obligated to pay hereunder nor shall the obligations hereunder of Lessee be affected, by reason of any matter whatsoever, including: (i) any damage to or the destruction or loss of all or any portion of any Item of Equipment from whatever cause, (ii) the loss or theft of any portion of any Item of Equipment, (iii) the taking of any Item of Equipment or any portion thereof by condemnation, confiscation, requisition or otherwise, (iv) the prohibition, limitation or restriction of Lessee's use of all or any part of any Item of Equipment, (v) the inadequacy or incorrectness of the description of all or any portion of any Item of Equipment, (vi) Lessee's acquisition or ownership of all or any part of the Items of Equipment otherwise than pursuant to an express provision of this Agreement, (vii) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use or any purpose of any Item of Equipment, (viii) any defect in the title to, or the existence of any Liens or rights of others whatsoever with respect to, any Items of Equipment or any portion thereof, (ix) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, (x) any breach, default or misrepresentation by Lessor under this Agreement or any other Lease Document or any of the documents referred to herein or therein, or (xi) any invalidity or unenforceability, in whole or part, or any other infirmity herein or therein, or any lack of power or authority of any party to this Agreement or any other Lease Document, it being the intention of the parties hereto that the obligations of Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to express provision of this Agreement.

                                    SECTION 5

                            REGISTRATION; NAMEPLATES

             5.1 REGISTRATION; CERTIFICATION. Lessee, at its own expense, will cause the Aircraft to be properly registered at all times with the applicable Aviation Authority pursuant to the following provisions:

                     (a) From the Delivery Date until the end of the Restricted Period, the Aircraft shall be registered in the name of Lessor with the FAA.

                     (b) From the end of the Restricted Period until the end of the Term, Lessee shall have the right, but only in connection with a Permitted Sublease pursuant to Section 6.1(a) hereof, to allow the Aircraft to be registered in any Approved Jurisdiction (either in the name of Lessor or, if required in such Approved Jurisdiction, in the name of the subject Permitted Sublessee); PROVIDED, HOWEVER, that any registration of the Aircraft outside of the United States shall be conditioned upon:
      (i) the rights of Lessor in the

      Aircraft being properly noted on the applicable registry (to the extent allowed in such jurisdiction); and (ii) Lessee delivering to Lessor an opinion of legal counsel reasonably satisfactory in form and substance to Lessor to the effect that the rights of Lessor in and to the Aircraft will not be impaired under the laws of such country.

Lessor shall cooperate in good faith with Lessee to effect the registration of the Aircraft pursuant to this Section 5.1.

             5.2 NAMEPLATES. Lessee shall attach or cause to be attached to the Airframe in a location reasonably adjacent to and not less prominent than the airworthiness certificate for the Aircraft and to each Engine fireproof nameplates in form mutually acceptable to the parties. Lessee shall keep and maintain all such nameplates plainly, permanently and conspicuously on the Airframe and Engines throughout the Term.

                                    SECTION 6

                        POSSESSION, USE AND OPERATION OF
                      THE AIRCRAFT; RISK OF LOSS OR DAMAGE

             6.1 POSSESSION OF AIRCRAFT; SUBLEASE; WET-LEASE.

                     (a) Lessee, during the Term, shall be entitled to the possession and use of the Aircraft. Lessee shall not sublease or otherwise transfer possession of the Aircraft to any person or entity; PROVIDED, HOWEVER, that, so long as no Event of Default shall have occurred and be continuing (and subject to the other terms and conditions of this Agreement, including, without limitation, Section 5.1 hereof):

                            (i) Lessee may deliver possession of the Aircraft to the Manufacturer or to an Authorized Maintenance Performer for testing, service, repair, maintenance or overhaul work thereon or on any Part thereof or for alterations or modifications in or additions thereto to the extent required or permitted by the terms of this Agreement.

                            (ii) Lessee may, with the prior written consent of Lessor (which consent Lessor shall not unreasonably withhold or delay), enter into a sublease of the Aircraft (a "Permitted Sublease"), subject to the following terms and conditions:

                                    (A) Lessee will at all times during the Term
             remain primarily liable for its obligations pursuant to this Agreement. The rights of any sublessee shall be expressly subject and subordinate to all of the terms and conditions of this Agreement.

                                    (B) The proposed sublessee (a "Permitted
             Sublessee") must:

                                           (I) while the Aircraft is registered
                     in the United States, be (x) a Certificated Air Carrier pursuant to the laws of the United States or (y) the United States government or any political subdivision, instrumentality or agency thereof;

                                           (II) while the Aircraft is registered
                     in any Approved Jurisdiction pursuant to Section 5.1(b) hereof, be (x) a certificated air carrier pursuant to the laws of, and be principally based in, such Ap proved Jurisdiction or (y) the government of such Approved Jurisdiction or any political subdivision, instrumentality or agency thereof; and

                                           (III) otherwise be approved by
                     Lessor, with such approval not being unreasonably withheld or delayed.

                                    (C) If the Permitted Sublessee is a carrier
             principally based in a jurisdiction other than the United States, Lessee must provide Lessor with an opinion of counsel from such foreign jurisdiction, in form and substance reasonably acceptable to Lessor, to the effect that there exists no possessory rights in favor of such Permitted Sublessee under the laws of such jurisdiction which would, upon the bankruptcy of or other Default by Lessee (and assuming that the Permitted Sublessee is not itself the subject of a bankruptcy proceeding) prevent or unreasonably delay the recovery time of the Aircraft by Lessor in accordance with and when permitted by the terms of this Agreement upon the exercise of the remedies hereunder.

                                    (D) The Permitted Sublease shall require
             that the Aircraft be maintained in accordance with the Permitted Sublessee's maintenance program, which shall have been approved by the subject Aviation Authority.

                                    (E) The Permitted Sublease shall not extend
             beyond the end of the Term.

                            (iii) Subject to the provisions of this Agreement concerning the occurrence of a Total Loss, Lessee shall not be in default of its obligations hereunder by transferring possession of the Airframe or any Engine to:

                                    (A) the United States or any instrumentality
             or agency thereof; PROVIDED THAT the continued performance of the obligations pursuant to this Agreement are backed by the full faith and credit of the United States government; and

                                    (B) a foreign government wherein the
             Aircraft is registered pursuant to Section 5.1(b) hereof; PROVIDED THAT such transfer of possession is required by the laws of such foreign government pursuant to its powers of seizure, requisition, condemnation, or the like.

                     (b) During the Term (subject to the other terms and conditions of this Agreement, including, without limitation, Section 5.1 hereof), Lessee shall be entitled to enter into and carry out any charter, "wet-lease" or other agreement with respect to the Aircraft on terms whereby the Aircraft will at all times be operated by an air crew employed by and subject to the operational control of Lessee; PROVIDED that any such charter or other agreement (i) shall be subordinate in all respects to this Agreement, (ii) will not extend beyond the end of the Term, (iii) will not result in any transfer of possession or control of the Aircraft, to or in favor of any person or entity, such possession and control remaining at all times exclusively with Lessee, (iv) contemplates operation of the Aircraft within only those countries wherein the Aircraft shall be fully insured pursuant to this Agreement, (v) shall not be entered into or renewed beyond its current term in the event that at the time Lessee seeks to so enter into or renew such charter, there exists an Event of Default; and (vi) Lessee provides to Lessor written notice of any "wet-lease" (which shall include long-term charter arrangements or agreements) with a duration of more than thirty (30) days, which notice shall include the name of the "wet-lessee", its address, its telephone and telefax numbers, the name of one or more officers or directors of such "wet-lessee" authorized to act on its behalf, and the duration of the "wet-lease". On request of Lessor, Lessee shall use its best efforts to procure from any such "wet-lessee" a written acknowledgment of Lessor's rights hereunder and in and over the Aircraft in accordance with the terms hereof.

             6.2 POSSESSION OF ENGINES. During the Term, Lessee shall be entitled to the possession and use of each of the Engines. Subject to Section
6.1 hereof, Lessee shall not, without the prior written consent of Lessor, transfer possession of any of the Engines to any person or entity; PROVIDED, HOWEVER, that, so long as no Event of Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor:

                     (a) deliver possession of any Engine to the manufacturer thereof or to an Authorized Maintenance Performer for testing, service, repair, maintenance or overhaul work on such Engine or any part thereof or for alterations or modifications in or additions to such Engine to the extent required or permitted by the terms of this Agreement;

                     (b) install any Engine on an airframe owned by Lessee free and clear of all Liens, except (i) Permitted Liens or those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe and (ii) the Lien of any mortgage which provides that such Engine leased to Lessee hereby shall not become subject to the Lien thereof, notwithstanding the installation of such Engine on any airframe subject to such Lien, unless and until Lessee shall become the owner of such Engine;

                     (c) install any Engine on an airframe leased to Lessee or purchased by Lessee subject to a hire purchase or conditional sale agreement; PROVIDED that (i) such airframe is free and clear of all Liens except (x) Permitted Liens or those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, (y) the Lien of any mortgage which provides that such Engine leased to Lessee hereby shall not become subject to the Lien thereof, notwithstanding the installation of such Engine on any airframe subject to such Lien, unless and until Lessor is no longer the owner of such Engine and (z) the rights of the parties to the lease or hire purchase or conditional sale agreement covering such airframe and
      (ii) there shall be in effect between Lessee and such lessor or hire vendor or conditional vendor of such airframe a written agreement (which may be the lease or hire purchase or conditional sale agreement covering such airframe) whereby such lessor or hire vendor or conditional vendor agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Agreement; and PROVIDED FURTHER, that any transfer permitted by this Section 6.2 shall be subject and subordinate to all of the terms of this Agreement, including, without limitation, Lessee's obligation to return the Engines at the end of the Term and Lessor's right to repossession pursuant hereto, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if such transfer had not occurred.

Lessor hereby agrees that Lessor and its successors and assigns shall not acquire or claim, as against any mortgagee, lessor or conditional vendor, any right, title or interest in any engine owned by such person or entity or in which it has a security or ownership interest by reason of such engine being installed on the Airframe. Any Engine removed from the Aircraft shall be, during the period such Engine is so removed, either safely housed and sheltered or repaired or maintained in accordance with this Agreement, or installed on an aircraft pursuant to this Section 6.2; PROVIDED, FURTHER, that: (i) Lessee maintains or causes to be maintained insurance in accordance with Section 11 in respect of the removed Engine at all times while it is removed from the Airframe (and, if required by Lessor, Lessee shall furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which such removed Engine is installed); and (ii) as soon as reasonably practicable and in any event on or before expiration of the Term or termination of this Agreement, such removed Engine is reinstalled on the Airframe.

             6.3 POOLING OF PARTS. Any Part removed from the Aircraft as provided in Section 7 may be subjected by Lessee to normal interchange or pooling agreements or arrangements customary in the airline industry and entered into by Lessee with other licensed air carriers or aviation parts suppliers in the ordinary course of its business; PROVIDED that the part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft in accordance with Section 7 promptly upon the removal of such removed Part. In addition, any replacement part, when incorporated or installed in or attached to the Aircraft in accordance with Section 7, may be owned by another such air carrier or aviation parts supplier subject to such pooling arrangement; PROVIDED, FURTHER, that the Part so removed remains the property of Lessor and subject to this Agreement and that Lessee, at its expense, promptly thereafter either (i) causes title to such replacement part to vest in Lessor free and clear of Liens other than Permitted Liens, in accordance with Section 7.4 hereof, or (ii) replaces such replacement part by incorporating or installing in or attaching to the Aircraft a further replacement part owned by Lessee free and clear of all Liens other than Permitted Liens, and causes title to such further replacement part to vest in Lessor and causes such replacement part to become subject to this Agreement.

             6.4 COMMERCIAL OPERATIONS. Lessee shall not use or permit the Aircraft to be operated except in commercial operation for which Lessee is duly authorized by the laws of the United States or any other jurisdiction to whose laws the operation of the Aircraft is subject, so long as such jurisdictions are not excluded from coverage by any insurance policy required by the terms of this Agreement in effect with respect to the Aircraft.

             6.5 LAWFUL USE. Lessee shall not permit the Aircraft to be maintained, used, or operated in violation of any Law of any Governmental Entity having jurisdiction, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals and instructions, or in violation of any airworthiness certificate, license, registration or AD relating to the Aircraft issued by any such Governmental Entity. Lessee shall not cause or permit the Aircraft to proceed to, or remain at, any location which is then the subject of a prohibition order (or any similar order or directive), sanctions or restrictions by or under any Governmental Entity having jurisdiction over Lessee or the Aircraft.

             6.6 FREIGHT OPERATIONS. Lessee shall not use or permit the use of the Aircraft for the carriage of (a) whole animals, living or dead, except in cargo compartments according to I.A.T.A. regulations and except seeing-eye dogs or domestic pet animals carried in suitable containers to prevent the escape of any fluids and to ensure the welfare of the animal, (b) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time or (c) any other goods, materials or items of cargo that would not be adequately covered by the insurance required by or obtained pursuant to this Agreement.

             6.7 USE WITHIN INSURANCE COVERAGE. Lessee shall not operate the Aircraft or suffer the Aircraft to be operated: (a) within or into any geographic area unless the Aircraft is covered by insurance as required by the provisions of Section 11; or (b) contrary to the terms or outside the coverage of such insurance as required by the provisions of Section 11.

             6.8 OPERATION COSTS.

                     (a) During the Term, Lessee shall bear all costs in connection with the possession, use, operation, maintenance, overhaul and repair of the Aircraft.

                     (b) During the Term, Lessee shall provide and pay for all crews and other personnel, fuel, lubricants, oil and electric power consumed by and required for the operation of the Aircraft.

                     (c) Lessee shall promptly pay all navigation charges, route charges and airport charges (including landing fees, departure fees, airport handling charges and taxes) the nonpayment of which could result in a Lien upon the Aircraft or in the Aircraft being held or seized pending payment of such charges.

             6.9 RISK OF LOSS OR DAMAGE. Lessee shall bear all risks of loss or damage to the Aircraft, Engines, Parts and Aircraft Documents from any and all causes whatsoever from the Delivery Date until the re-delivery thereof to Lessor; PROVIDED, that in the event of a re-delivery of any one or more of the Aircraft, Engines, Parts and Aircraft Documents to Lessor, under circumstances which do not constitute a Return, then Lessee shall be responsible for the cost to Lessor to insure the Aircraft, Engines, Parts and Aircraft Documents during the period, following such re-delivery, for which Lessee continues to be obligated to pay Basic Rent pursuant to Section 4.1 above. If the Aircraft is requisitioned by any Governmental Entity during the Term, then, unless and until the Aircraft becomes a Total Loss or the requisition is no longer in effect, (a) the Term shall continue and Lessee shall continue to fulfill all its obligations under this Agreement and (b) Lessee shall, during the Term, be entitled to all requisition hire paid or other amounts paid to Lessor or to Lessee on account of such requisition.

                                    SECTION 7

                          MAINTENANCE AND MODIFICATIONS

             7.1     MAINTENANCE OF AIRCRAFT; ADS; ENGINE MAINTENANCE AGREEMENT.

                     (a) From the Delivery until the re-delivery of the Aircraft, Lessee, at its own expense, shall service, repair, maintain, overhaul, check or cause the same to be done to the Aircraft and each Engine in accordance with the Maintenance Program and Lessee's Corrosion Prevention and Control Program (to the extent Lessee has such a corrosion program separate from its Maintenance Program) so as to keep the Aircraft in a condition that is eligible for FAR Part 121 operations, in the same condition as other Embraer model EMB 145 aircraft that it owns or operates, and in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under applicable laws and the applicable rules and regulations of the Aviation Authority.

                     (b) Lessee, at its sole cost, shall comply with all ADs and mandatory service bulletins affecting the Aircraft and having a final compliance or termination date during the Term (without regard to any deferrals which may be granted).

                     (c) Commencing no later than ninety (90) days after the Delivery Date and continuing until at least ten (10) years after the Delivery Date, the Engines shall be subject at all times to an Engine Maintenance Agreement; PROVIDED that the execution and delivery of such Engine Maintenance Agreement may be delayed beyond the foregoing ninety-day deadline so long as Lessee demonstrates that it is using its best efforts to negotiate and document such Engine Maintenance Agreement; PROVIDED FURTHER, HOWEVER, that under no circumstances shall such execution and delivery of the Engine Maintenance Agreement occur later than one hundred eighty (180) days after the Delivery Date. Prior to the effectiveness of such an Engine Maintenance Agreement, Lessee shall continue to make payments to Engine Manufacturer pursuant to a memorandum of understanding currently in effect between Lessee and Engine Manufacturer.

                     (d) Lessee's rights pursuant to any (and every) Engine Maintenance Agreement shall be assigned to Lessor pursuant to the Assignment of Engine Maintenance Agreement (or a comparable assignment approved by Lessor), which shall be exercisable by Lessor (i) upon the occurrence and during the continuance of an Event of Default hereunder and (ii) at the end of the Term (other than by reason of the exercise by Lessee of its Purchase Option pursuant to this Agreement). Lessee shall use its best efforts to obtain the consent of Engine Manufacturer (or other applicable maintenance provider) to the Assignment of Engine Maintenance Agreement.

             7.2     MAINTENANCE OF AIRCRAFT DOCUMENTS.

                     (a) From the Delivery until the re-delivery of the Aircraft to Lessor, Lessee, at its own expense, shall maintain and update, in the English language, all Aircraft Documents as required by applicable Laws and by the regulations of the Aviation Authority. Lessee shall at all times store the Aircraft Documents in a complete and organized format.

                     (b) When incorporating ADs, service bulletins, modifications, repairs or any other engineering changes to the Aircraft, Lessee shall revise or cause to be revised the customized documentation for the Aircraft in order to incorporate and reflect such ADs, service bulletins, modifications or repairs, as applicable.

             7.3 AUTHORIZED MAINTENANCE PERFORMER. All maintenance on the Airframe, Engines and Parts shall be performed by an Authorized Maintenance Performer.

             7.4 REPLACEMENT OF PARTS. Except as otherwise provided herein, Lessee, at its own expense, shall as soon as practicable replace all Parts that may from time to time be incorporated or installed in or attached to the Aircraft and that may become unserviceable, worn out, lost, stolen, destroyed, seized, confiscated or damaged beyond repair. In addition, in the ordinary course of maintenance, service, repair, overhaul, or testing, Lessee may remove any Part; provided that Lessee shall replace such Part as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens, and shall be in good operating condition and shall be certificated for use on an Embraer model EMB-145 aircraft.

             7.5 TITLE TO PARTS. All Parts at any time removed from the Aircraft shall remain the property of Lessor, no matter where located, until such time as: (a) such Parts shall be replaced by parts that have been incorporated or reinstalled in or attached to the Aircraft and that meet the requirements for replacement parts specified above in Section 7.4; and (b) title thereto shall have passed to Lessor free and clear of all Liens other than Permitted Liens. Immediately upon the incorporation or installation in or attachment in or to the Aircraft of any replacement part as above provided, and without further act (i) title to the removed Part shall vest in Lessee, free and clear of all rights of Lessor and any Lessor's Liens and (ii) such replacement part shall be subject to this Agreement and shall be deemed a Part of the Aircraft for all purposes hereof to the same extent as the Parts originally incorporated and installed in or attached to the Aircraft.

             7.6 REMOVAL OF ENGINES. Lessee shall be entitled, so long as no Event of Default shall have occurred and be continuing, to remove or permit the removal of any Engine from the Airframe and to install on the Airframe an engine; PROVIDED, that the removed Engine is, during the period of substitution, either being safely housed and sheltered or repaired or maintained in accordance with this Agreement, or is installed on an aircraft pursuant to Section 6.2; PROVIDED, FURTHER, that:

                     (a) Lessee maintains or causes to be maintained insurance in accordance with Section 11 in respect of the removed Engine at all times while it is removed from the Airframe (and, if required by Lessor, Lessee shall furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which such removed Engine is installed); and

                     (b) as soon as reasonably practicable and in any event on or before end of the Term, such engine is removed from the Airframe and the removed Engine is reinstalled on the Airframe.

             7.7     EQUIPMENT CHANGES.

                     (a) Except as expressly provided herein or as a result of an AD or service bulletin or other requirement of the Aviation Authority or the Manufacturer, the Aircraft shall not be modified, altered, converted, or added to ("Equipment Change"); PROVIDED that Lessee may, at Lessee's own expense, make such Equipment Changes to the Aircraft as Lessee may deem desirable in the proper conduct of its business, so long as such Equipment Change does not result in a diminution in the value or utility of the Aircraft. All such Equipment Changes shall be consistent with the rules and regulations of the Aviation Authority.

                     (b) Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such Equipment Change shall, without further act, vest in Lessor and shall become subject to this Agreement, free of all Liens other than Permitted Liens; PROVIDED, HOWEVER, that so long as no Event of Default shall be continuing, Lessee may remove any such

Part if: (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the time of Delivery or any part in replacement of or in substitution for any such original Part; (ii) such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the provisions of Section 7.1 hereof; and (iii) such Part can be removed from the Aircraft without diminishing or impairing the value or airworthiness which the Aircraft would have had such Equipment Change not occurred.

                     (c) Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee free and clear of all Lessor's Liens and rights of Lessor and such part shall no longer be deemed part of the Aircraft. Any Part not removed by Lessee as above provided prior to the Return of the Aircraft shall remain the property of Lessor; PROVIDED that, Lessor may require Lessee, by notice to Lessee given not later than the 60th day prior to end of the Term (except during the continuance of an Event of Default), to remove any Parts incorporated or installed in the Aircraft as a result of an Equipment Change and to restore the Aircraft to its condition prior to such Equipment Change, prior to the end of the Term.

             7.8 INSPECTIONS. Lessor may, but shall not be obligated to, upon giving three (3) Business Days prior notice to Lessee of its intention to do so, inspect the Aircraft, the Aircraft Documents, and any maintenance performed by or on behalf of Lessee during normal business hours (or otherwise if required to eliminate any interference with the maintenance or operation of the Aircraft) pursuant to the following schedule, terms and conditions:

                     (a) Lessor, at its expense, may perform any such inspection once every year throughout the Term of this Agreement (except during the continuance of an Event of Default, in which case any such inspection shall be at the expense of Lessee and may be conducted at the discretion of Lessor and without prior notice to Lessee).

                     (b) Such inspections of the Aircraft shall be limited to a visual walk- around/walk-through inspection, and shall not involve the opening of any panels or bays (except that Lessor's technical representative shall be allowed to witness any such opening during any major inspections or overhauls of the Aircraft requiring such removal).

                     (c) In performing such inspections, Lessor shall not interfere with Lessee's business or the maintenance or operation of the Aircraft.

                     (d) Lessee shall assist and not interfere with any person designated by Lessor to conduct any inspection pursuant to this Section
      7.8. Lessor shall not incur any liability or obligation by reason of not making an inspection and no failure by Lessor to make such inspection shall lessen any obligation of Lessee under this Agreement, including but not limited to Lessee's obligations under this Section 7. In addition, Lessee shall at all times permit Lessor's technical representatives to be present at and inspect any major maintenance being conducted on the Aircraft or any constituent thereof. Lessee shall, upon Lessor's request, provide Lessor with letters to the Authorized Maintenance Performer allowing the disclosure to Lessor of all matters relating to the maintenance of the Aircraft.

             7.9 LESSOR NOT OBLIGATED. From and after the Delivery of the Aircraft, except as otherwise expressly provided in this Agreement, Lessor shall have no obligation whatsoever to service, repair, maintain, check or cause the same to be done to the Aircraft, or to keep the Aircraft in an airworthy condition.

                                    SECTION 8

                                      TAXES

             8.1 GENERAL TAX INDEMNITY. Whether or not any of the transactions contemplated hereby are consummated, Lessee agrees to timely pay, and to indemnify, protect, save and hold Lessor harmless from, any and all Taxes, whether or not such Taxes are now existing or hereafter adopted, enacted or amended, that may be asserted, levied or imposed on or against Lessor upon or with respect to or measured by: (a) the Aircraft or any Part thereof or interest therein; (b) this Agreement, and the performance of any of the transactions contemplated hereby or the exercise of remedies under this Agreement with respect to an Event of Default; (c) the delivery, testing, transportation, rental, sale, replacement, substitution, repossession, abandonment, transfer, rebuilding, leasing, subleasing, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair or return of the Aircraft or any Part thereof or interest therein occurring subsequent to the Delivery Date; and (d) Rent payable under this Agreement.

             8.2 CERTAIN EXCEPTIONS. The provisions of Section 8.1 hereof shall not apply to, and Lessee shall have no liability to Lessor thereunder with respect to, Taxes excluded under any of the following provisions or any combination thereof:

                     (a) Taxes which are not yet due;

                     (b) Taxes on, based on, measured by or with respect to the net or gross income, or net or gross receipts, capital, net worth, franchise, or conduct of business of Lessor (other than Taxes in the nature of license, sales, withholding, use, rental or property Taxes) imposed by any federal, state or local government or taxing authority in the United States or any foreign government or foreign taxing authority, or by any possession or territory of the United States;

                     (c) Taxes resulting from any sale, assignment, transfer or other disposition by Lessor of any interest in the Aircraft, unless such sale, assignment, transfer or disposition occurs in connection with (i) the exercise by Lessee of its Purchase Option, (ii) the exercise by Lessor of any of its remedies pursuant to this Agreement as the result of an Event of Default, (iii) a substitution, modification, removal or replacement of the Aircraft, the Airframe, any Engine or any Part by a User, or
             (iv) a transfer or disposition (or a deemed transfer or disposition) resulting from a Total Loss (but Lessor and Lessee shall cooperate in good faith in minimizing any such Taxes);

                     (d) Taxes that would not have been imposed but for any
             failure of Lessor to (i) file proper and timely reports or returns or to pay any Taxes when due (unless such failure is caused by the failure of Lessee to timely provide information necessary to prepare any such report or calculate any such Tax), or (ii) comply with any certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes, Lessor was eligible to comply with such requirement, and Lessor knows or was timely advised by Lessee of such requirement;

                     (e) Taxes which would not have been imposed on Lessor but
             for the activities or status of Lessor unrelated to the transactions contemplated by the Lease Documents;

                     (f) Taxes resulting from the willful misconduct or gross
             negligence of Lessor;

                     (g) Taxes imposed with respect to any period after
             expiration of the Term of this Agreement and, if required pursuant to the terms of this Agree ment, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with this Agreement (PROVIDED that this exclusion (g) shall not apply to Taxes imposed after such period arising as a result of any payments by Lessee under the Lease Documents after such period;

                     (h) any Taxes for which payment was made as part of the
             Transaction Expenses;

                     (i) Taxes imposed on any transferee or successor of Lessor which would not have been imposed upon Lessor; and

                     (j) Taxes imposed as a result of the failure of Lessor to
             discharge its contest obligations under Section 8.5 hereof.

             8.3 INDEMNITIES PAYABLE ON AFTER-TAX BASIS; PAYMENTS IN RESPECT OF TAX BENEFITS. Lessee agrees that, with respect to any payment or indemnity to Lessor under this Section 8, Lessee's indemnity obligations shall include an amount necessary to hold Lessor harmless from all Taxes required to be paid by Lessor with respect to the receipt or accrual of such payment or indemnity (including any payment by Lessor of any Taxes in respect to any indemnity payments received or receivable under this Section 8).

             8.4 PAYMENT OF TAX INDEMNITIES. If (a) any Taxes are required to be deducted or withheld by Lessee from any payment of Rent, or other amounts due to Lessor under this Agreement ("Withholding Taxes") and (b) Lessee is required to indemnify Lessor against such Withholding Taxes pursuant to this Section 8 ("Indemnifiable Withholding Taxes"), then Lessee shall, at the time of paying such Rent, or other amount, pay to Lessor such additional amounts as may be necessary in order that the net amount of such payment of Rent or other amount, after deduction or withholding for Indemnifiable Withholding Taxes, will be equal to the amount Lessor would have received if such Indemnifiable Withholding Taxes had not been deducted or withheld. Any other amount payable to or on behalf of Lessor, pursuant to Section 8.1 hereof shall be paid to Lessor or, if so directed by Lessor, directly to the relevant taxing authority, within thirty
(30) Business Days after receipt by Lessee of a written demand therefor from Lessor accompanied by a written statement describing in reasonable detail the Taxes that are the subject of and basis for such payment or indemnity and the computation of the amount so payable.

             8.5 CONTESTS. If a written claim is made by any taxing authority against Lessor for any Tax with respect to which Lessee is required to indemnify Lessor hereunder, Lessor shall promptly give Lessee written notice of such claim. Lessor's failure to provide such notice to Lessee shall not diminish Lessee's obligations or Lessor's rights hereunder except to the extent that such failure precludes Lessee's and Lessor's ability to contest such tax claim. If Lessee promptly (and, in any event, within 15 days of receipt of notice from Lessor) requests Lessor to do so, Lessor shall, at Lessee's expense, contest (or, at Lessor's option, require Lessee to contest in Lessee's name, if permitted by law) the validity, applicability or amount of any such Tax. Lessor shall determine in its sole discretion the forum in which the contest of such Tax shall be pursued and whether such contest shall be by (i) resisting payment thereof, if lawful and practicable, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If Lessor determines that such contest shall be by the manner described in either of clauses (ii) or (iii) above, Lessee shall advance sufficient funds on an after-tax, interest-free basis to Lessor to make the payment required. If Lessor contests the validity, applicability or amount of any Tax hereunder, Lessee shall have the right to review and advise Lessor as to all material written submissions to any governmental or other authority relating to the Tax for which indemnification is sought. Lessor shall consult in good faith with Lessee and its counsel regarding all other material aspects of any such contest. Lessee shall have the right to attend governmental or judicial conferences concerning any such tax claim only if such Tax is the only matter that affects Lessor which is pending before the governmental or judicial body. Notwithstanding the foregoing, Lessor shall only be required to contest (and Lessee shall only be permitted to contest) any Tax if (A) independent tax counsel selected and compensated by Lessee is of the opinion that there is a reasonable basis for contesting the matter in question; (B) Lessee has acknowledged in writing its liability to indemnify Lessor with respect to the Tax in question; (C) Lessee shall pay (and shall acknowledge in writing Lessee's liability to pay) Lessor on demand for all reasonable costs and expenses incurred by Lessor in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees (including fees associated with Lessor's consultation with independent tax counsel as described herein), disbursements, penalties, interest and additions to tax); (D) the issue shall not be the same as an issue previously contested hereunder and decided adversely unless independent tax counsel selected and compensated by Lessee is of the opinion that the applicable law has changed, (E) the amount of Tax at issue exceeds $10,000, and (F) if an Event of Default has occurred and is continuing under this Agreement, Lessee has posted a bond or other security in form and substance satisfactory to Lessor in its sole and absolute discretion. Lessor shall not be required to appeal any judicial decision unless it receives an opinion of independent counsel selected and compensated by Lessee to the effect that it is more likely than not that such appeal would be successful. Under no circumstances shall Lessor be required to appeal a decision to or request a hearing by the United States Supreme Court. Nothing in this Section 8.5 shall require Lessor to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if Lessor shall waive its right to indemnification under Section 8.1 hereof with respect to such claim.

             8.6 SETTLEMENTS. If, in the course of exercising its contest rights on Lessee's behalf, Lessor learns that a taxing authority asserting a claim for which indemnity is sought hereunder is willing to agree to a settlement of such a claim, Lessor shall notify Lessee of such settlement proposal ("Settlement Proposal"). If the Settlement Proposal is acceptable to Lessee, Lessee shall so notify Lessor; PROVIDED that Lessor shall not be obligated to agree to the Settlement Proposal if Lessor releases Lessee from any additional obligations pursuant to Section 8.1 hereof with respect to such Tax claim and agrees that the amount of any indemnity payment under Section 8.1 hereof in respect of such Tax claim which Lessee shall be required to pay to Lessor shall not exceed the amount of such indemnity payment that would have been required if Lessor had agreed to the Settlement Proposal. If Lessee declines the Settlement Proposal, Lessee shall notify Lessor in writing of the amount for which Lessee would be reasonably willing to settle such claim ("Lessee's Settlement Proposal"), and Lessor shall notify the taxing authority of Lessee's Settlement Proposal. If the taxing authority does not accept Lessee's Settlement Proposal, Lessor shall have the option of (i) rejecting the Settlement Proposal, (ii) requiring Lessee to assume full responsibility for the Tax claim, or (iii) accepting the Settlement Proposal. In the case of Lessor's acceptance of the Settlement Proposal and Lessee's declination of the Settlement Proposal, the amount of any indemnity payment determined under this Section 8.6 in respect of such Tax claim that Lessee shall be required to pay shall not exceed the amount of Lessee's Settlement Proposal.

             8.7 REPORTS. Lessee shall promptly notify Lessor of all reports or returns required to be made with respect to any Tax with respect to which Lessee is required to indemnify hereunder (PROVIDED, HOWEVER, that this shall not be deemed to require Lessee to file Lessor's Income Tax returns), and will provide Lessor with all information necessary for the making and timely filing of such reports or returns by Lessor. If Lessor requests that any such reports or returns be prepared and filed by Lessee, Lessee shall prepare and file the reports or returns if permitted by applicable law to do so, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any Tax due, at least five Business Days in advance of the date such payment is to be made, unless payment of such Tax is being resisted in accordance with the provisions of Section 8.5, in which case Lessee shall pay such Tax directly to the appropriate taxing authority if legally permissible or, upon demand of Lessor, to Lessor within five (5) Business Days after a Final Determination (as defined below). For purposes of this Section 8.7, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement that has become binding and is not subject to further review or appeal, or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

             8.8 PAYMENT. Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible, unless such Tax is being contested or resisted in accordance with the provisions of Section 8.5, and upon demand of Lessor shall pay such Tax and any other amounts due hereunder to Lessor within five Business Days of such demand, but in no event shall any such payments be made less than three Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date, in which case payment shall be made within five Business Days after receipt of such demand), in immediately available funds, unless such Tax is being resisted in accordance with the provisions of Section 8.5, in which case Lessee shall pay such Tax directly to the appropriate taxing authority if legally permissible or, upon demand of Lessor, to Lessor within five (5) Business Days after a Final Determination (as defined in Section 8.7 hereof). Any such demand for payment from Lessor shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Lessor shall promptly forward to Lessee any correspondence, notice, bill or advice received by it concerning any Tax indemnified against hereunder unless such correspondence, notice, bill or advice also addresses issues unrelated to the transactions contemplated under this Lease (in which case, the unrelated issues shall be redacted). As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish Lessor with the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to Lessor. Lessee shall also furnish promptly upon request such data as Lessor may reasonably require to enable Lessor to comply with the requirements of any taxing jurisdiction.

             8.9 REFUNDS. Upon receipt by Lessor of a refund of any amounts paid by it in respect of any contested Tax which amounts were advanced to Lessor by Lessee or otherwise paid by Lessee, Lessor shall pay to Lessee the amount of such refund, together with any interest received by Lessor on such refund that is fairly attributable to the amount and the period of such payment or advance by Lessee (net of any taxes payable with respect to the receipt or accrual of such interest by Lessor); and, upon disallowance of any portion of such requested refund, Lessee shall forgive the related amount advanced to Lessor with respect to the contested Tax, and shall indemnify Lessor on a net after-tax basis for any Tax incurred by Lessor as a result of such forgiveness.

                                    SECTION 9

                                      LIENS

             During the Term, Lessee shall not create or suffer to exist any Lien upon or against the Aircraft, the Aircraft Documents or any of its rights under this Agreement, other than the following ("Permitted Liens"):

                     (a) Lessor's Liens;

                     (b) repairers' or other like Liens arising in the ordinary course of business, in respect of obligations which are neither overdue nor deferred;

                     (c) the rights of others expressly permitted under Sections 6 and 7 hereof;

                     (d) Liens for taxes of any kind not yet due and payable or being contested in good faith by appropriate proceedings that do not involve any material risk of the sale, forfeiture or loss of the Aircraft or the Aircraft Documents or any interest therein;

                     (e) Liens arising out of judgments or awards against Lessee with respect to which there shall have been procured a stay of execution;

                     (f) salvage rights of insurers under insurance policies maintained pursuant to Section 11; and

                     (g) the respective rights of Lessor and Lessee as provided herein.

All Liens excepted above under item (b) shall be discharged or bonded over by Lessee in the ordinary course of business, but not later than the end of the Term. If at any time during the Term a Lien (other than a Permitted Lien) shall be created or suffered to exist by Lessee, or be levied upon or asserted against the Aircraft or the Aircraft Documents, or if any person or entity should assert any Lien (other than a Permitted Lien) on any right of Lessee under this Agreement, Lessee shall notify Lessor and Lessee shall cause such Lien (other than Permitted

Liens) forthwith to be discharged by bond or otherwise unless Lessor shall otherwise consent in writing. If Lessee shall fail to discharge (or bond over) any Lien (other than Permitted Liens), Lessor may do so, and Lessee shall pay to Lessor on demand the amount paid by Lessor together with Lessor's losses, costs, and expenses, including reasonable legal fees and expenses. The obligations set forth in this Section 9 shall survive the Expiration or Termination of this Agreement.

                                   SECTION 10

                                 INDEMNIFICATION

             10.1 INDEMNIFICATION AND HOLDING HARMLESS. Lessee agrees to defend, indemnify, reimburse, and hold harmless Lessor and its successors, assigns, directors, officers, employees and servants (hereinafter individually and collectively the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties, fines, other sanctions and any costs and expenses in connection therewith, including but not limited to reasonable attorneys' fees and expenses (any and all of which are hereafter referred to as "Claims") that in any way result from or arise out of or in relation to: (a) the condition, manufacture, delivery under this Agreement, possession, return, disposition after an Event of Default, use or operation of the Aircraft either in the air or on the ground; (b) any defect in the Aircraft arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft, regardless of when such defect shall be discovered, and regardless of where the Aircraft may then be located; (c) any breach by, or noncompliance by Lessee with, any provision of this Agreement or any other agreement or document contemplated hereby or given or entered into by Lessee in connection herewith; or (d) any bodily injury suffered by any person, or any property damage suffered by any person or entity, in the course of or as a result of the use, operation, maintenance, service, repair, overhaul, testing, possession, delivery under this Agreement or return of the Aircraft. The foregoing indemnity shall not apply to
(i) any Claim that constitutes a Permitted Lien, (ii) Claims for Taxes, it being agreed that Section 8 hereof (together with the Tax Indemnity Agreement) represents Lessee's entire obligation with respect to Taxes, (iii) Claims attributable to the negligence or wilful misconduct of any Indemnified Party,
(iv) Claims attributable to any misrepresentation by any Indemnified Party herein or in any agreement or document delivered by it in connection herewith or
(v) Claims attributable to acts or events occurring before the Delivery Date or following Expiration or Termination of this Agreement and the re-delivery of the Aircraft to Lessor (unless any of such events after re-delivery of the Aircraft are attributable to acts (or a failure to act) on the part of Lessee prior to such re-delivery).

             10.2 LESSEE'S WAIVER AND RELEASE. Lessee hereby waives and releases any Claim now or hereafter existing against the Indemnified Parties on account of any Claim of or on account of or arising from or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee that may result from or arise in any manner out of or in relation to the condition, use or operation of the Aircraft, either in the air or on the ground, during the Term, or that may be caused during the Term by any defect in the Aircraft arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft, except to the extent that such Claim arises out of the breach by any Indemnified Party of its obligations hereunder or under any agreement or document delivered in connection herewith, regardless of when such defect may be discovered, and regardless of the location of the Aircraft at any such time. The foregoing waiver and release shall not apply to any Claim arising out of the negligence or wilful misconduct of any Indemnified Party.

             10.3 SURVIVING OBLIGATIONS. The indemnities and agreements contained in this Section 10 shall survive the end of the Term and the Return of the Aircraft. The indemnities contained in this Section 10 are expressly made for the benefit of and shall be enforceable by the Indemnified Parties.

                                   SECTION 11

                                    INSURANCE

             11.1 REQUIRED POLICIES. Lessee shall at all times from Delivery until the Return Date, at its own cost and expense, carry and maintain in effect with respect to the Aircraft the following insurance with an insurer or insurers (and, in regard to not less than 98% of any reinsurance, reinsurers) with a rating by A.M. Best of A VIII or higher, in such form as shall be reasonably satisfactory to Lessor:

                     (a) HULL ALL RISKS insurance against all risks of loss or damage, howsoever occasioned, covering (i) the Aircraft while flying, taxiing or on the ground and (ii) the Engines and Parts while not installed on the Aircraft or in transit, whether such item is a spare or has been removed from the Aircraft and replaced with an equivalent part or component and are not insured by the Aircraft's hull and war risk insurance, for the Stipulated Loss Value and subject to deductibles, other than in the event of Total Loss, which do not exceed industry standards for similar airlines located in the United States operating similar aircraft.

                     (b) HULL WAR AND ALLIED RISKS insurance against the following risks:

                            (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power;

                            (ii) strikes, riots, civil commotions or labor disturbances;

                            (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

                            (iv)    any malicious act or act of sabotage;

                            (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority (other than the United States);

                            (vi)    hijacking or any unlawful seizure or
                                    wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the insured;

      for the Stipulated Loss Value (without insurer's right to replace) and subject to deductibles, other than in the event of Total Loss, which do not exceed industry standards for similar airlines located in the United States operating similar aircraft.

                     (c) ALL RISK PROPERTY INSURANCE with respect to any Engine(s), engine(s) and/or other Part(s), part(s) or component(s) of the Aircraft, whether such item is a spare or has been removed from the Aircraft and replaced by an equivalent Engine, engine, Part, part or component, while such items are not installed on the Aircraft and are not insured by the Hull and War Risk Insurance with respect to the Aircraft, for the Stipulated Loss Value and subject to deductibles which do not exceed industry standards for similar airlines located in the United States operating similar aircraft.

                     (d) COMPREHENSIVE AIRLINE LIABILITY insurance, including Aircraft Third Party, Passenger, Baggage, Contractual, Cargo, Mail and Airline General Third Party Liability Insurance, hangarkeeper's and product liability insurance, all of which are to include the War and Allied Perils enumerated in subsection (b) above, for a combined single limit in an amount not less than $200,000,000 per occurrence per aircraft (but products in the aggregate) during the currency of the policy.

             11.2 PROVISIONS IN THE POLICIES. All insurances referred to in
Section 11.1 above shall contain the following provisions:

                     (a) ADDITIONAL INSUREDS. In respect of the insurances, Lessor and its successors or assignees, directors, officers, employees and agents shall be included as Additional Insureds (each an "Additional Insured") (warranted no operational interest, without liability for premium, but with option to pay premium).

                     (b) GEOGRAPHICAL AREA. The insurances shall provide for coverage in North America; PROVIDED, that if at any time the Lessee shall choose to operate the Aircraft outside of North America, the insurance shall also provide for coverage in such other jurisdiction.

                     (c) BREACH OF WARRANTY CLAUSE. The insurance coverage shall not be invalidated or voidable by any act or omission (including misrepresentation and non- disclosure) of Lessee which results in a breach of any condition or warranty of the policy; PROVIDED that the Additional Insured protected thereby has not caused, contributed to or knowingly condoned the said act or omission.

                     (d) WAIVER OF SET-OFF. Insurers shall waive any right of set-off or counterclaim against Lessee and the Additional Insureds, except in respect of outstanding premium in respect of the Aircraft.

                     (e) SUBROGATION. Upon payment of any loss or claim to Lessee or an Additional Insured, insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the party indemnified thereby, but not against Lessee or an Additional Insured. Insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of the insurers, Lessee and Additional Insured shall do all things reasonably necessary to assist the insurers to exercise said rights.

                     (f) PRIMARY INSURANCES. The insurances shall be primary and without right of contribution from any other insurance which may be available to Lessee or to the Additional Insureds.

                     (g) INSURERS AWARE OF THIS AGREEMENT. The insurances shall certify that insurers are aware of the terms and conditions of this Agreement.

                     (h) NOTICE OF CANCELLATION OR CHANGES. Insurers shall give Lessor thirty (30) days prior written notice of any material change, lapse or cancellation of the insurances (for any reason whatsoever, including, without limitation, failure to pay premiums), but seven (7) days in respect of War and Allied Perils, such notices to be given to the address listed in Section 20.11. Notice will not be given at normal expiration date of the policy or any endorsement.

                     (i) US DOLLARS. All claims under any of the insurances shall be payable in Dollars.

                     (j) NON-UNITED STATES DOMICILED INSURERS. Insurers not domiciled in the United States (if any) shall submit to service of process in the United States relating to any proceedings in connection with this Agreement or with insurances issued by such insurer relating hereto.

             11.3 PROVISIONS IN THE HULL POLICIES. The Hull policies mentioned above in Sections 11.1 (a) and (b) shall contain the following provisions:

                     (a) STIPULATED LOSS VALUE BASIS. The insurances shall be on a stipulated loss value basis without the insurer's right to replace.

                     (b) LOSS ADJUSTMENT. Losses and damages not constituting a Total Loss and not exceeding Five Hundred Thousand Dollars ($500,000) shall be adjusted with Lessee. Insurers shall be authorized and instructed to inform Lessor on any loss adjustment involving claims exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate.

                     (c) LOSS PAYABLE CLAUSE. In case of any Total Loss, the Insurers shall pay insurance proceeds up to the Stipulated Loss Value to Lessor, and shall pay amounts over and above the Stipulated Loss Value to Lessee. In the case of loss or damage not constituting a Total Loss and not exceeding Five Hundred Thousand Dollars ($500,000), Lessee shall be sole loss payee, but in case of partial loss or damage exceeding such amount, the insurance proceeds, up to the Stipulated Loss Value, shall be paid directly to Lessor (or as expressly authorized by Lessor).

                     (d) 50:50 CLAUSE. In the event of a dispute between the Hull All Risks and the Hull War and Allied Risks insurers or reinsurers, each insurance or reinsurance policy, respectively, shall pay 50% of the claim and the dispute shall be settled as between the insurers or reinsurers concerned, but shall not affect the insured or the Additional Insureds.

             11.4 PROVISIONS IN THE LIABILITY POLICIES. The liability policies referred to in Section 11.1 (c) above shall contain the following provision:

                     SEVERABILITY OF INTEREST CLAUSE. The liability insurances shall operate in all respects (save only for the limit of liability) as if a separate policy had been issued to each insured named thereunder.

             11.5 CERTIFICATES. Prior to or on the Delivery Date, Lessee shall submit to Lessor evidence of the insurances required by this Section 11 by way of a certificate, issued by Lessee's insurance broker in form and substance reasonably satisfactory to Lessor. All policies providing insurance required by this Section 11 shall be renewed by certificate, binder, endorsement, or note, or a new policy or policies with similar coverage substituted therefor, commencing immediately upon the respective expiration dates of the coverage of such policies, and Lessee shall promptly furnish Lessor with evidence satisfactory to Lessor of such renewal or substitution on the renewal dates thereof. Not later than two weeks prior to the expiration of any policy maintained pursuant to this Section 11, Lessee shall deliver to Lessor a draft certificate evidencing the terms of the proposed renewal policy. Upon Lessor's request, Lessee shall produce to Lessor evidence of the payment of the premiums required under the insurances.

             11.6 FAILURE TO INSURE. If Lessee fails to maintain insurance in compliance with the requirements of this Agreement, Lessor shall be entitled, but not bound (without prejudice to any other rights of Lessor under this Agreement):

                     (a) to pay the premiums due or to effect and maintain the insurance required by Section 11.1 or otherwise remedy Lessee's failure in such manner (including, without limitation, to effect an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in APPENDIX B, from the date of expenditure by it up to the date of reimbursement by Lessee; or

                     (b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or to proceed to and remain at any airport in the continental United States designated by it until such failure is remedied to its satisfaction.

             11.7 APPLICATION OF INSURANCE PROCEEDS IN EVENT OF TOTAL LOSS. All insurance payments received as the result of the occurrence of a Total Loss with respect to the Aircraft will be applied in reduction of Lessee's obligation to pay pursuant to Section 19.1 if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payments remaining thereafter will be paid over to Lessee.

             11.8 OTHER APPLICATION OF INSURANCE PROCEEDS. All insurance payments received as the result of any property damage or loss of the Airframe or any Engine or Part not constituting a Total Loss with respect to the Aircraft, will be applied in payment for repairs or for replacement of such property, if not already paid for by Lessee (or to reimburse Lessee for such repairs or replacements, if already paid for by Lessee). If the cost of any such repairs or replacement exceeds such insurance proceeds the excess shall be paid by Lessee.

             11.9 ADDITIONAL INSURANCE. Nothing in this Section 11 shall prohibit Lessor or Lessee from obtaining insurance with respect to the Aircraft for its own account (including, without limitation, in the case of Lessee, hull insurance under the same policies maintained pursuant to this Section 11 in amounts in excess of those required to be maintained pursuant to this Section
11) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, PROVIDED, that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

                                   SECTION 12

                                   ASSIGNMENT

             12.1 ASSIGNMENT BY LESSEE. Lessee shall not assign or transfer all or any of its rights and obligations under this Agreement without the prior written consent of Lessor (which consent shall not be unreasonably withheld).

             12.2 ASSIGNMENT BY LESSOR.

                     (a) Lessor may, at its own expense and without the prior consent of Lessee, sell or transfer the Aircraft and assign or transfer all or any of its rights and obligations under this Agreement to another person or entity, in the sole and absolute discretion of Lessor; PROVIDED, HOWEVER, that such assignee or transferee (i) shall be a "citizen of the United States" (as that term is defined in Section 40102(a) (15) of Title 49 of the United States
Code), (ii) shall not, without the written consent of Lessee, be an airline or any other competitor of Lessee (or an Affiliate of such airline or competitor), and (iii) shall have a net worth of not less than $25,000,000 (or provide a guaranty of all of its obligations hereunder by an entity meeting such net worth requirement). Upon (i) such an assignment becoming effective and (ii) the assignee assuming all of Lessor's obligations under this Agreement, Lessor shall be released of any further obligations hereunder.

                     (b) After notice from Lessor of any such sale or transfer of the Aircraft or any assignment or transfer of all or any of Lessor's rights and obligations under this Agreement, upon request from Lessor and at Lessor's expense, Lessee shall, as soon as practicable, execute any agreements or other instruments that may be necessary or reasonably requested by Lessor in order to allow, give effect to, or perfect any assignment or transfer of Lessor's rights and obligations under this Agreement (including, without limitation, certificates confirming (to the extent that such matters are accurate) (i) the continuing truth and accuracy of Lessee's representations as set forth herein,
(ii) that no Event of Default has occurred and is continuing, (iii) that no Total Loss has occurred, (iv) that this Agreement is in full force and effect,
(v) that the insurance as required pursuant to this Agreement remains in full force and effect with the assignee named as loss payee as required pursuant to
Section 11 hereof and added as an Additional Insured as of the assignment, and
(vi) such other matters as reasonably requested by Lessor).

                     (c) In any instance where a transfer or assignment effected by Lessor is to more than one person, such transferees or assignees shall select an agent who shall act on behalf of all such transferees or assignees and with whom Lessee may deal exclusively, and notify Lessee thereof.

             12.3 ASSIGNMENT OF WARRANTIES. As of the Delivery Date and unless an Event of Default shall have occurred and be continuing, Lessor hereby assigns to Lessee (a) all warranties (to the extent they are still existing) covering the Aircraft and all components, parts and accessories installed on, or delivered with the Aircraft; and (b) Lessor's right to and possession of all manuals, diagrams and support materials and all records covering the Aircraft and related components, parts and accessories. To the extent requested by Lessee, Lessor shall execute and deliver any separate forms of assignments furnished by Lessee further evidencing the assignment provided by this Section 12.3. On the Return Date, Lessee shall reassign (or assign) the foregoing to Lessor; PROVIDED, that Lessee may retain the right to pursue remedies and to receive benefits with respect to claims of Lessee arising in respect of events prior to the Return Date. Upon the occurrence and continuance of an Event of Default, the assignment hereunder shall automatically terminate and all rights assigned to Lessee pursuant to this
Section 12.3 shall automatically revert back to Lessor.

                                   SECTION 13
                    "AS IS" CONDITION, DISCLAIMER AND RELEASE

             EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, FROM AND AFTER THE DELIVERY DATE, THE AIRCRAFT AND OTHER ITEMS DELIVERED HEREUNDER ARE LEASED TO LESSEE IN "AS IS" CONDITION, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF LESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER INDEMNIFIED PARTIES, AND ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF LESSEE AGAINST LESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER INDEMNIFIED PARTIES, ARISING BY LAW OR OTHER WISE (EXCEPT ANY SUCH SET FORTH IN THIS AGREEMENT) WITH RESPECT TO THE AIRCRAFT OR ANY PARTS OR THE USE OR OPERATION THEREOF OR ANY NONCONFORMANCE OR DEFECT THEREIN, INCLUD ING BUT NOT LIMITED TO: (A) ANY WARRANTY AS TO THE CONDITION OF THE AIRCRAFT; (B) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (C) ANY IMPLIED WAR RANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (D) ANY LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE STRICT LIABILITY OR THE ACTUAL OR IMPUTED NEGLIGENCE OF LESSOR AND ITS RESPECTIVE SUCCESSORS OR ASSIGNS OR ANY OTHER INDEMNIFIED PARTY; AND (E) ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, VALUE, CONDITION, DESIGN, OPERATION OR FITNESS OF THE AIRCRAFT. IN ADDITION TO ALL OTHER REQUIREMENTS OF THIS AGREEMENT, THIS SECTION 13 SHALL NOT BE MODIFIED EXCEPT BY WRITTEN AGREEMENT SIGNED ON BEHALF OF LESSOR BY ITS DULY AUTHORIZED REPRESENTATIVE.

                                   SECTION 14

                         REPRESENTATIONS AND WARRANTIES

             14.1 LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants as of the date hereof and as of the Delivery Date that:

                     (a) LEGAL FORM AND QUALIFICATION. Lessee is a corporation organized and existing in good standing under the laws of the state of its formation and has full power to conduct its operations as presently conducted.

                     (b) AUTHORITY. Lessee has full power, authority and legal right to enter into, deliver and perform the Lease Documents.

                     (c) BINDING OBLIGATIONS. The Lease Documents to which Lessee is a party constitute, legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally as well as by general principles of equity.

                     (d) NO ADDITIONAL CONSENTS OR APPROVALS. Neither the execution and delivery by Lessee of this Agreement or any other Lease Document to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Entity.

                     (e) NO VIOLATION. Neither the execution and delivery nor the performance by Lessee of this Agreement and the other Lease Documents to which it is a party, nor the consummation of any of the transactions as contemplated hereby or thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Lessee under any of the provisions of Lessee's charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement or other agreement to which Lessee is a party or by which Lessee is bound, or any law, judgment, governmental rule, regulation or order of any Governmental Entity.

                     (f) PROTECTION OF OWNERSHIP. Except for the registration and filings provided for in Section 5 (and any precautionary filings which may be made pursuant to the Uniform Commercial Code), no other filing or registration of any instrument or document is necessary in order to protect Lessor's title to and ownership of the Aircraft.

                     (g) NO DEFAULT. No Default or Event of Default has occurred and is continuing.

                     (h) NO LITIGATION. There are no suits, litigation, arbitration or other proceedings pending or, to the knowledge of Lessee, threatened against or affecting Lessee that, if adversely determined, would have a material adverse effect upon Lessee's financial condition or business or its ability to perform its obligations hereunder.

                     (i) OPERATING CERTIFICATES. Lessee is a Certificated Air Carrier.

                     (j) WITHHOLDING TAX. Neither the payment of Rent nor the payment of any other amount required under this Agreement by Lessee to a Delaware corporation is subject to deduction or withholding taxes or the equivalent under the laws of any Governmental Entity.

                     (l) PARI PASSU RANKING. The obligations of Lessee to make payments hereunder will rank at least PARI PASSU in right of payment with all other unsecured, unsubordinated obligations of Lessee.

                     (m) SOVEREIGN IMMUNITY. Lessee does not enjoy or claim any sovereign or governmental immunity from suit or enforcement of private contracts.

                     (n) YEAR 2000. Lessee has taken all action necessary to assure that there will be no material adverse change to Lessee's business by reason of the advent of the year 2000.

             14.2 LESSOR'S REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants as of the date hereof and of the Delivery Date that:

                     (a) LEGAL FORM AND QUALIFICATION. Lessor is a corporation organized and existing in good standing under the laws of the state of Delaware and has full power to conduct its operations as presently conducted.

                     (b) AUTHORITY. Lessor has full power, authority and legal right to enter into, deliver and perform the Lease Documents.

                     (c) BINDING OBLIGATIONS. The Lease Documents to which Lessor is a party constitute, legal, valid and binding obligations of Lessor enforceable against Lessor in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally as well as by general principles of equity.

                     (d) NO VIOLATION. Neither the execution and delivery or performance by Lessor of this Agreement and any other document delivered by Lessor in connection herewith, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Lessor under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement or other agreement to which Lessor is a party or by which Lessor is bound, or any law, judgment, governmental rule, regulation or order of any Governmental Entity.

                     (e) NO CONSENTS OR APPROVALS. Neither the execution and delivery by Lessor of this Agreement or any other Lease Document to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, any Govern mental Entity.

                     (f) CITIZENSHIP. Lessor is (i) a "citizen of the United States" as that term is defined in Section 40102(a) (15) of Title 49 of the United States Code and (ii) a "United States person" as that term is defined in Section 7701(a) (30) of Title 26 of the United States Code.

                     (g) NO LITIGATION. There are no suits, litigation, arbitration or other proceedings pending or, to the knowledge of Lessor, threatened against or affecting Lessor that, if adversely determined, would have a material adverse effect upon Lessor's financial condition or business or its ability to perform its obligations hereunder.

                     (h) OWNERSHIP. As of the Delivery, Lessor holds legal title to the Aircraft.

                                   SECTION 15

                                    COVENANTS

             15.1 LESSEE'S COVENANTS. Lessee hereby covenants with Lessor that during the Term, Lessee shall:

                     (a) punctually pay to Lessor when due all the monies specified and calculated in accordance with the terms of this Agreement and at the time and in the manner herein specified and shall punctually and duly observe and perform Lessee's obligations under this Agreement;

                     (b) maintain insurance in respect of the Aircraft, its liabilities and properties in accordance with good airline practice and the terms and conditions of this Agreement;

                     (c) preserve its existence and maintain all rights, privileges, licenses and franchises necessary to its business or material to its performance of its obligations under this Agreement;

                     (d) not change its chief executive office without giving Lessor notice as soon as practicable (but such notice shall not in any event be required more than fifteen (15) days prior to such move);

                     (e) keep in full force Lessee's air carrier certificate issued by the FAA;

                     (f) promptly, upon becoming aware, notify Lessor, in writing, of the occurrence of any Event of Default or of any event which with the giving of notice or passage of time could become an Event of Default;

                     (g) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner and lessor of the Aircraft and as an additional insured or loss payee under the insurance required under this Agreement;

                     (h) not, on any occasion when the ownership of the Aircraft, any Engine or any Part is relevant, claim any interest in the Aircraft other than as Lessee under this Agreement;

                     (i) not at any time (i) represent or hold out Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor;

                     (j) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, the Aircraft Documents, any Engine or any Part, except as provided in Section 6 or Section 7 hereof;

                     (k) maintain in good standing a current certificate of airworthiness for passenger operations, or the equivalent, for the Aircraft issued by the applicable Aviation Authority, except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and provide on request from time to time to Lessor a copy of such certificate;

                     (l) deliver to Lessor promptly after the same are available (and in any event within 45 days after the close of each of the first three quarterly accounting periods of Lessee) after the close of each of the first three quarterly accounting periods in each fiscal year ending after the date hereof, a copy of its unaudited balance sheet as of the end of such quarterly period and its related unaudited income statement and statement of financial condition and cash flows for such quarterly period;

                     (m) deliver to Lessor promptly after the same are available (and in any event within 120 days) after the end of each of its fiscal years ending after the date hereof, a copy of its audited balance sheet as of such date and its audited income statement and statement of financial condition and cash flows for such fiscal year, which (i) shall be prepared in accordance with generally accepted accounting principles and practices in the United States consistently applied and (ii) shall fairly and accurately present the financial position of Lessee as of the date as of which they were prepared and the results of the operations of Lessee for the period to which they relate;

                     (n) deliver to Lessor each calendar quarter:

                            (i) a written report setting forth the then-existing
             status of the Aircraft and each of the Engines, with such report indicating: (A) the number of Flight Hours and Cycles accrued on the Airframe and either of the Engines; (B) all C-Checks, overhauls and unscheduled maintenance performed on the Airframe and each of the Engines during the prior calendar quarter; (C) any Engine changes during the prior calendar quarter; (D) the anticipated time and location for the next heavy maintenance check or overhaul; and
             (E) such additional information concerning the location, condition, use and operation of the Aircraft and Engines as Lessor may reasonably request; and

                            (ii) a certificate signed by an officer of Lessee
             certifying that no Event of Default pursuant to this Agreement is in existence;

                     (o) promptly provide Lessor with such other financial, operational and other information concerning Lessee and its affairs as Lessor may from time to time reasonably require;

                     (p) not discriminate against the Aircraft in contemplation of the expiration or termination of this Agreement, with respect to Lessee's use, operation or maintenance of the Aircraft or the performance by Lessee of ADs or service bulletins; and

                     (q) take all action necessary to assure that there will be no material adverse change to Lessee's business by reason of the advent of the year 2000.

             15.2 LESSOR'S COVENANTS; QUIET ENJOYMENT. Lessor hereby covenants with Lessee that, during the Term, so long as no Event of Default hereunder shall be continuing:

                     (a) neither Lessor, any person acting on its behalf or in its stead, any predecessor or successor in interest of Lessor, nor any person claiming an interest in the

      Aircraft by or through Lessor shall interfere with Lessee's rights hereunder or Lessee's quiet and undisturbed use and enjoyment of the Aircraft; and

                     (b) should such an interference occur, Lessor shall promptly eliminate the cause of such interference at its sole cost and expense upon receipt of a notice thereof from Lessee.

                                   SECTION 16

                           DEFAULT BY LESSEE; REMEDIES

             16.1 EVENT OF DEFAULT. An Event of Default shall mean the occurrence and continuance of any of the following events:

                     (a) Lessee shall fail to make any payment of Rent on or within five (5) Business Days of the due date at the place and in the funds required under this Agreement; or

                     (b) Lessee shall fail to make any other payment required under any Lease Document within thirty (30) calendar days after receipt by Lessee of written notice of such failure; or

                     (c) Lessee shall fail to carry and maintain insurance on or in respect of the Aircraft in accordance with the provisions of this Agreement or shall operate the Aircraft without such insurance coverage being in full force and effect with regard to such operation; or

                     (d) Any representation or warranty made by Lessee herein (but not in the Tax Indemnity Agreement) shall have been incorrect in any material respect at the time made or deemed to be made, which incorrectness has a material adverse effect on Lessor, and shall not have been cured (to the extent of the material adverse impact of such incorrectness) within thirty (30) days after receipt by Lessee of written notice unless (i) such failure is capable of being corrected, (ii) Lessee diligently proceeds to correct such failure, and (iii) such failure is remedied within one hundred twenty (120) days after such notice; or

                     (e) Lessee shall fail to return possession of the Aircraft and the Aircraft Documents to Lessor at the Return Location on the Return Date; or

                     (f) Lessee shall:

                                    (i) fail to perform or observe any of the
                            covenants or agreements set forth in Sections 5.1,
                            6.1 or 9 hereof or Section 7.1 of
                            the Tax Indemnity Agreement, and if such failure shall continue unremedied for a period of thirty
                            (30) days after written notice thereof by Lessor; or

                                    (ii) fail to perform or observe any other
                            covenant, condition or agreement to be performed or observed by it hereun der, and if such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Lessor; PROVIDED, HOWEVER, that such failure shall not constitute an Event of Default hereunder if (x) such failure is not capable of being cured within the thirty-day period following such notice from Lessor and (y) a cure is diligently pursued by Lessee thereafter; PROVIDED, FURTHER, HOWEVER, that in any event such failure shall constitute an Event of Default hereunder if it continues for more than one hundred twenty (120) days following such notice from Lessor; or

                     (g) Lessee shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for all, or substantially all of its property, (ii) cease to pay its debts generally as they become due or admit in writing its general inability to pay its debts as they mature, (iii) make a general assignment for the benefit of its creditors of all or substantially all of its property, (iv) be adjudicated as bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an agreement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or similar law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken by Lessee for the purpose of effecting any of the foregoing; or

                     (h) An order, judgment or decree shall be entered, without the application, approval or consent of Lessee, by any court of competent jurisdiction, approving a petition seeking reorganization of Lessee or appointing a receiver, trustee or liquidator of Lessee for all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) consecutive days; or

                     (i) The entry of any order of any governmental authority or any court of competent jurisdiction which shall not be stayed or discharged within ninety (90) days from the date of entry thereof, preventing Lessee from carrying on its business as presently conducted on the date of execution of this Agreement; or

                     (j) There shall have occurred and be continuing an Event of Default (as defined in any such other aircraft lease agreement) under any other aircraft lease agreement between Lessee and Lessor, including, without limitation, the Other Lease Agreement.

             16.2 REMEDIES. If one or more Events of Default shall be continuing, Lessor may, at Lessor's option, exercise one or more of the following remedies, to the extent permitted by law:

                     (a) Lessor may do anything that may reasonably be required to cure any Event of Default (which shall be performed on Lessee's account).

                     (b) Lessor may instruct Lessee to ferry the Aircraft (including the Aircraft Documents) to an airport of Lessor's choice in the continental United States and ground the Aircraft at such airport until all Events of Default have been cured, whereupon Lessee shall immediately do so.

                     (c) Lessor may take any other remedial action available to Lessor under applicable law.

                     (d) Lessor may terminate the lease of the Aircraft to Lessee under this Agreement by:

                            (i) serving notice of such termination on Lessee in writing in accordance with Section 20.11, specifying the occurrence giving rise to such Event of Default, which notice shall cause this Agreement to terminate immediately (without any further act, service, notification or proceeding being necessary), whereupon Lessee shall promptly return the Aircraft and the Aircraft Documents in compliance with the Return Conditions to Lessor at the Return Location or at any airport in the continental United States specified by Lessor (and should Lessee fail to comply with the Return Conditions, Lessor may do or cause to be done, at Lessee's expense, whatever may be necessary to cause the Aircraft to so comply); or

                            (ii) with or without notice to Lessee, taking possession of the Aircraft and the Aircraft Documents, for which purpose Lessor by its servants or agents may enter upon Lessee's premises where the Aircraft and the Aircraft Documents may be located, or cause the same to be redelivered to Lessor at any airport in the continental United States specified by Lessor; and to effect the foregoing, Lessor may use any and all reasonable and lawful means necessary to take immediate possession of and remove (through self-help, summary proceedings or otherwise) the Aircraft and the Aircraft Documents from Lessee's premises, or from Lessee's possession wherever the same are located; and upon exercise by Lessor of its powers under this Section 16.2(d)(ii), such termination shall be deemed to take effect upon such taking of possession by Lessor or such re-delivery of the Aircraft and the Aircraft Documents to Lessor at said airport (without any further act, notification or proceeding being necessary).

                     (e) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights described in this
      Section 16.2 with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date not earlier than ten (10) days from the date of such written notice, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for periods commencing on or after the date specified for payment in such notice) whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice:

                            (i) an amount equal to the excess, if any, of (A)
             the present value of the aggregate unpaid Basic Rent payable through the end of the Term of this Agreement discounted at the rate of five and one-half percent (5.5%) per annum to the date specified in such notice over (B) the present value of the fair market rent (or actual rent if the Aircraft is re-leased) payable with respect to the Aircraft through the end of the Term discounted at the rate of five and one-half percent (5.5%) per annum to the date specified in such notice; or

                            (ii) an amount equal to the excess, if any, of (A)
             the Stipulated Loss Value for the Aircraft computed as of the date specified for payment in such notice over (B) the Fair Market Sales Value of the Aircraft as of the date specified in such notice.

      The amount specified in the notice shall bear Interest from the payment date set forth in such notice until paid.

                     (f) In addition to the remedies hereinabove and without limiting any remedies Lessor may have at law or in equity, Lessor may lease, sell or otherwise dispose of the Aircraft as Lessor in its sole discretion may determine.

             16.3 INTEREST ON OVERDUE AMOUNTS. Overdue amounts required to be paid pursuant to Section 4 hereof or this Section 16 shall bear interest at the rate indicated in APPENDIX B.

             16.4 NO WAIVER. No implied waiver by Lessor of any Event of Default or failure or delay of Lessor in exercising any right hereunder shall operate as a waiver thereof. The acceptance by Lessor of partial payments from Lessee or any third party, whether made before or after a termination pursuant to Section 16.2, shall not operate as a waiver by Lessor of an Event of Default and shall not be construed as an intent to continue the contractual relationship or as a reinstatement of this Agreement. Nothing in this Section 16.4 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

             16.5 COSTS AND EXPENSES. Lessee agrees to pay to Lessor, upon demand, all reasonable costs, expenses and disbursements (including, without limitation, reasonable attorney's fees, legal fees and expenses) incurred by Lessor in exercising its rights or remedies under this Agreement.

                                   SECTION 17

                               RETURN OF AIRCRAFT

             17.1 RETURN, PLACE AND TIME OF RETURN. Lessee shall at its own expense return the Aircraft and the Aircraft Documents by delivering the same to Lessor at the Return Location on the Expiration Date or promptly upon the earlier Termination, except where (a) Lessee purchases the Aircraft pursuant to its Purchase Option or (b) this Agreement terminates as a result of a Total Loss.

             17.2 AIRCRAFT RETURN CONDITIONS. The Aircraft at the time of its return to Lessor shall fulfill the Return Conditions described in Section 18 hereof.

             17.3 REDELIVERY RECEIPT. Upon return of the Aircraft and the Aircraft Documents in accordance with the terms of this Agreement, Lessor and Lessee shall execute a Redelivery Receipt substantially in the form of APPENDIX E hereto.

             17.4 SPECIFIC PERFORMANCE. Timely return of the Aircraft and the Aircraft Documents on the Return Date and at the Return Location is of the essence of this Agreement and if the Aircraft and the Aircraft Documents are not returned on the Return Date and at the Return Location, Lessor may obtain a court order requiring Lessee to immediately return the Aircraft and the Aircraft Documents at the Return Location.

             17.5 LESSEE'S OBLIGATIONS CONTINUE.

                     (a) In the event the Return of the Aircraft and the Aircraft Documents is not effected at the time and location specified herein for any cause, then the obligations of Lessee under this Agreement shall continue until the Aircraft and the Aircraft Documents are actually returned to Lessor. In particular, Lessee shall continue to pay Basic Rent to Lessor until the Return is effected in accordance with the terms hereof and Lessee has complied with the Return Conditions; PROVIDED that, should the Return of the Aircraft be delayed due to Lessee's refusal to cease operating the Aircraft after the Expiration Date, the amount of Basic Rent owing during such period of delay shall be in an amount equal to 120% of the Basic Rent rate, as PRO RATED for any portion of such period less than one month.

                     (b) Neither the continued performance by Lessee of any of its obligations after the end of the Term nor the acceptance by Lessor of payments of Rent or otherwise made by Lessee shall be considered a renewal of the terms of this Agreement or a waiver of any right of Lessor hereunder, and Lessee shall not be entitled to the quiet enjoyment of the Aircraft or any part thereof.

             17.6 STORAGE AFTER END OF TERM. Upon written notice to Lessee at least sixty (60) days prior to the Expiration Date, Lessee shall provide Lessor with sixty (60)-days free parking facilities for the Aircraft at the Return Location (or at any other location in the continental United States selected by Lessee and normally used for the storage of commercial aircraft). Lessor shall maintain in effect during such storage period insurance covering the Aircraft to the extent such insurance is available at reasonable commercial rates, and in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent lessor, with such insurance being paid for by Lessor; PROVIDED THAT, if the Term ends prior to the Expiration Date as the result of an Event of Default, Lessee will reimburse Lessor for the cost of such insurance.

                                   SECTION 18

                                RETURN CONDITIONS

             18.1 CONDITION. On the Return Date, the Aircraft and the Aircraft Documents shall be in the condition required by APPENDIX F hereto (the "Return Conditions").

             18.2 AIRCRAFT DOCUMENTS. At the time the Aircraft is returned to Lessor, Lessee shall deliver to Lessor all Aircraft Documents previously provided by Lessor to Lessee, updated and maintained through the Return Date in accordance with the rules and regulations of the Aviation Authority, and in addition, all records, documents, manuals, drawings and data that were developed or caused to be developed by Lessee and/or required by the Aviation Authority to be maintained by Lessee (herein individually and collectively referred to as "Aircraft Redelivery Documents"). All such Aircraft Redelivery Documents shall be complete and accurate and in the English language. Any Aircraft Redelivery Document not already owned by Lessor shall become the property of Lessor upon its delivery to Lessor.

             18.3 FINAL INSPECTION. Prior to the Return Date, Lessee shall make the Aircraft and the Aircraft Documents available to Lessor for inspection in order to verify that the condition of the Aircraft complies with the requirements set forth in the Return Conditions (the "Final Inspection"). Such Final Inspection will take place at the Return Location. Lessee, at its cost, shall promptly correct any discrepancies between the Return Conditions and the then-current status of the Aircraft ("Discrepancies") observed during the Final Inspection and communicated by Lessor to Lessee.

             18.4 TEST FLIGHT. Promptly after completion of the corrections, if any, required under Section 18.3 hereof, a test flight based on Manufacturer's test flight program shall be conducted by Lessee at its own expense for the purpose of demonstrating to Lessor the compliance of the Aircraft with the provisions of this Section 18. Lessor's representatives may participate in the test flight as observers. Lessor shall indemnify and hold harmless Lessee, its officers, directors, employees and agents from and against all claims arising from the death of or injury to any observer or any employee of Lessor participating in any inspection or test or demonstration flight of the Aircraft. All pilot-reported Discrepancies and all Discrepancies identified by Lessor during the test flight shall be corrected by Lessee at no cost to Lessor. There shall be no deferred items on the Aircraft except as the parties may mutually agree.

             18.5 CONDITIONS CUMULATIVE. None of the Return Conditions is intended to be exclusive, but each shall be cumulative and in addition to any other condition and requirement.

                                   SECTION 19

                                   TOTAL LOSS

             19.1 TOTAL LOSS OF THE AIRCRAFT. If the Aircraft shall become a Total Loss prior to the Return Date, Lessee shall pay the Stipulated Loss Value to Lessor or shall cause the insurers to make such payment within ninety (90) days of the occurrence of the Total Loss. The Term of this Agreement shall end upon the earlier to occur of (i) receipt of the Stipulated Loss Value by Lessor and (ii) the receipt by Lessor of written confirmation from the insurer of the Aircraft to the effect that such insurer will pay to Lessor the Stipulated Loss Value of the Aircraft. Thereupon Lessor shall transfer title to the remains of the Aircraft to the insurers or to Lessee, as appropriate under the insurance policies, and Lessor shall return to Lessee any prepaid Rent and any other monies theretofore paid by Lessee then held by it.

             19.2 ENGINE TOTAL LOSS. Upon a Total Loss of an Engine not then installed on the Aircraft or a Total Loss of an Engine installed on the Aircraft not involving a Total Loss of the Aircraft, Lessee shall give Lessor prompt notice thereof, and Lessee shall replace such Engine as soon as reasonably possible by duly conveying to Lessor and causing to become subject to this Agreement as a replacement for such Engine, title to another engine, which engine shall be free and clear of all Liens other than Permitted Liens, and shall be the same model as the Engines (or an improved model of the same manufacturer suitable for installation and use on the Airframe) and shall have a value and utility at least equal to, and be in at least as good operating condition as the Engine which sustained such Total Loss, assuming such Engine was in the condition and repair required by the terms hereof immediately prior to such Total Loss; provided that Lessor shall transfer to Lessee, free and clear of all rights of Lessor and all Lessor's Liens (but otherwise without recourse or warranty), all of Lessor's right, title and interest in such replaced Engine. Such replacement engine (a "Replacement Engine") after approval and acceptance by Lessor, shall be deemed an "Engine" as defined in Section 1. Lessee agrees to take such action as Lessor may reasonably request in order that title to any such Replacement Engine shall be duly and properly vested in Lessor and leased under this Agreement to the same extent as the Engine replaced thereby. Lessee's obligation to pay rent hereunder shall continue in full force and effect, but Lessee shall be entitled to retain or to be reimbursed by Lessor the amount of insurance or condemnation proceeds, if any, received by Lessor with respect to such replaced Engine.

             19.3 SURVIVING ENGINE. If a Total Loss of the Airframe occurs and any Engine or Engines (a "Surviving Engine") shall not have become a Total Loss, Lessor, at the request of Lessee, shall, subject to any applicable insurance policy which provides to the contrary, transfer to Lessee free and clear of all rights of Lessor and all Lessor's Liens (but otherwise without recourse or warranty), all of Lessor's right, title and interest, if any, in and to any such Surviving Engine; PROVIDED, that prior to transferring such right, title and interest in such Surviving Engine, Lessor shall have received either (i) the Stipulated Loss Value or (ii) written confirmation from the insurer of the Aircraft to the effect that such insurer will pay to Lessor the Stipulated Loss Value of the Aircraft.

                                   SECTION 20

                                  MISCELLANEOUS

             20.1 APPENDICES PART OF THE AGREEMENT. The Appendices of this Agreement form an integral part hereof.

             20.2 HEADINGS FOR CONVENIENCE ONLY. The headings of clauses and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

             20.3 ENTIRE AGREEMENT. This Agreement (as supplemented by the Lease Supplement) constitutes the entire agreement between Lessor and Lessee with respect to the leasing of the Aircraft and supersedes any previous understanding, commitment, agreement or representation whatsoever, oral or written.

             20.4 MODIFICATIONS OF THE AGREEMENT. This Agreement shall not be modified or amended except by an instrument in writing, signed by Lessor and Lessee.

             20.5 PARTIAL INVALIDITY. If any provision of this Agreement shall be invalid or unenforceable, the parties shall replace this provision by such valid and enforceable provision which to the nearest degree possible reflects the commercial intent and purpose of the invalid or unenforceable provision.

             20.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE LAWS OF THE STATE OF NEW YORK RELATING TO CHOICE OF LAW).

             20.7 JURISDICTION; WAIVER OF JURY TRIAL.

                     (a)    LESSOR AND LESSEE HEREBY AGREE THAT THE
SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "NEW YORK COURTS"), TO THE EXCLU SION OF ALL OTHER COURTS, SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY ACTION BROUGHT BY EITHER OF THE PARTIES HERETO WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT. LESSOR AND LESSEE EACH WAIVES ANY OBJECTION THAT IT MIGHT HAVE THAT EITHER OF THE NEW YORK COURTS IS AN INCONVENIENT OR IM PROPER FORUM. NOTWITHSTANDING THE FOREGOING, HOWEVER, LESSOR MAY PURSUE ANY LEGAL OR EQUITABLE CLAIM IN ANY COURT HAVING JURISDICTION OVER THE AIRCRAFT AS THE RESULT OF THE LOCATION OF THE AIRCRAFT.

                     (b) LESSOR AND LESSEE IRREVOCABLY WAIVE THE RIGHT
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT.

             20.8    LEGAL COSTS AND EXPENSES.

                     (a) Lessee shall be responsible for paying the cost of Lessor's reasonable legal fees and related expenses associated with the negotiation, preparation and execution of this Agreement, but Lessee shall have the right to include such fees and expenses within the Transaction Expenses which shall be paid by Lessor.

                     (b) Should Lessor or Lessee be required to take action to enforce the terms of this Agreement (such action including, without limitation, the preparing of demand and default notices and the filing and prosecution of litigation), the prevailing party shall be entitled to recover from the other party all associated reasonable costs and expenses, including reasonable attorneys' fees and court costs.

             20.9 DISCLAIMER OF DAMAGES. LESSOR AND LESSEE EACH AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES, ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER CONSEQUENTIAL, INDIRECT AND SPECIAL DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE OTHER PARTY OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF THE OTHER PARTY CONTAINED IN THIS AGREEMENT.

             20.10 FURTHER ASSURANCES. Lessee and Lessor shall, from time to time, do and perform such other-and further acts and execute and deliver any and all other and further instruments as may be required by law or reasonably requested by either party to establish, maintain and protect the respective rights and remedies of the other party and to carry out and effect the intent and purposes of this Agreement.

             20.11 DEMANDS, NOTICES; LANGUAGE. All demands, notices, technical reports and other communications hereunder shall be given in English and in writing and shall be deemed to have been duly given when personally delivered or delivered by United States certified mail (return receipt requested) or an internationally-recognized courier service to the subject party as follows (or to such other address as such party advises in writing pursuant to this Section):

             If to Lessee:

                     Chautauqua Airlines, Inc.
                     2500 S. High School Road
                     Indianapolis, Indiana 46241
                     Attention:     Chief Executive Officer

             with a copy to:

                     Pearl Professional Corporation
                     735 Post Road East
                     Westport, Connecticut 06880
                     Attention:     Stewart W. Pearl, Esq.

             If to Lessor:

                     FINOVA Capital Corporation
                     1850 North Central Avenue
                     Phoenix, Arizona 850004
                     Attention: Vice President-Law-Transportation Finance

                     and

                     FINOVA Capital Corporation
                     1850 North Central Avenue
                     Phoenix, Arizona 85004

                     Attention: Vice President-Operations Management-Transportation Finance

                     with a copy to:

                     Robert P. Simbro, Esq.
                     Herriot, Simbro & White, P.C.
                     3200 North Central Avenue
                     Eleventh Floor
                     Phoenix, Arizona 85012

             20.12 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, and together shall have the same effect as if the signatures thereto were upon the same instrument.

             20.13 BROKERS. Each of the parties hereto represents and warrants to the other that it has not employed any brokers or sale agents in the creation of or the negotiations relating to this Agreement (except to the extent that The Seabury Group, LLC has acted as an advisor to Lessee), and each party shall indemnify and hold harmless the other party by reason of any breach or alleged breach by such party of its representation and warranty under this Section 20.13.

                            [SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Agreement (N262SK) as of the day and year first herein written.

                                         FINOVA CAPITAL CORPORATION, a
                                         Delaware corporation

                                         BY: /s/ Anne Halton
                                             -----------------------------------

                                         NAME: Anne Halton
                                               ---------------------------------

                                         TITLE:
                                               --------------------------------


                                         CHAUTAUQUA AIRLINES, INC., a New
                                         York corporation

                                         BY: /s/ Robert H. Cooper
                                             -----------------------------------

                                         NAME: Robert H. Cooper
                                               ---------------------------------

                                         TITLE: Vice President
                                                --------------------------------

                                   APPENDIX A

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                       DESCRIPTION OF AIRFRAME AND ENGINES
--------------------------------------------------------------------------------


      1.     DESCRIPTION OF AIRFRAME

                     MANUFACTURER:                  Embraer
                     MODEL NUMBER:                  EMB-145
                     UNITED STATES REG. NO.:        N262SK
                     SERIAL NUMBER:                 145168

      2.     DESCRIPTION OF ENGINES

                     MANUFACTURER:                  Allison Engine Company, Inc.
                     MODEL NUMBER:                  AE3007A1
                     SERIAL NUMBERS:                CAE 311207
                                                    CAE 311208

                     Each of the Engines has more than 750 rated takeoff horsepower or the equivalent of such horsepower.

                                   APPENDIX B

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                        PARTICULAR COMMERCIAL CONDITIONS

--------------------------------------------------------------------------------

1.       BASIC RENT:

                  During the Term, Basic Rent shall be payable monthly in advance commencing on the Delivery Date and thereafter on each Rent Date in the following amounts:

                  On the Delivery Date, the initial payment of Basic Rent shall be in an amount equal to:

                           [*] (the "Base Lease Rent Amount") times a fraction, the numerator of which shall be the number of days which shall transpire from the Delivery Date through the last day of the month in which the Delivery Date occurs, and the denominator of which shall be the number thirty (30);

                  Commencing on the first day of the month immediately following the month in which the Delivery Date occurs, and continuing through the last day of the month immediately preceding the month in which the Initial Expiration Date occurs, Basic Rent (subject to the Basic Rent Adjustment) shall be in the amount of the Base Lease Rent Amount;

                  The amount of Basic Rent owing for the month in which the Initial Expiration Date occurs shall equal one of the following two amounts, depending upon whether Lessee has exercised its Renewal Option:

------------
* Confidential

                           If Lessee has not exercised its Renewal Option, the Basic Rent for such month shall be equal to the following amount (the "Final Base Lease Rent Amount"): the Base Lease Rent Amount times a fraction, the numerator of which shall be the number of days which shall transpire from the first day of such month through the Initial Expiration Date, and the denominator of which shall be the number thirty
                           (30); and

                           If Lessee has exercised its Renewal Option, the Basic Rent for such month shall be equal to the sum of (a) the Final Base Lease Rent Amount plus (b) an amount equal to [*] (the "Renewal Period Rent Amount") times a fraction, the numerator of which shall equal the number of days which shall transpire from the Initial Expiration Date through the last day of the month in which the Initial Expiration Date occurs, and the denominator of which shall be the number thirty (30).

                  During the Renewal Period, if any, Basic Rent shall be in the following amounts:

                           Commencing with the first day of the month immediately following the month in which the Initial Expiration Date occurs, and continu ing through the last day of the month immediately prior to the end of the Renewal Period, Basic Rent shall equal the Renewal Period Rent Amount; and

                           During the final month of the Term, the amount of Basic Rent shall equal the Renewal Period Rent Amount times a fraction, the numerator of which shall be the number of days which shall transpire from the first day of such month through the end of the Renewal Period, and the denominator of which shall be the number thirty (30).

2.       AMOUNT OF PURCHASE PRICE PURSUANT TO PURCHASE AGREEMENT:

                  [*]

3. PURSUANT TO PURCHASE OPTION UNDER SECTION 3.9, AMOUNTS OF BASE TERM PURCHASE PRICE AND RENEWAL PERIOD PURCHASE PRICE:

                  Base Term Purchase Price:                            [*]

                  Renewal Period Purchase Price:                       [*]

-----------
* Confidential

4.       INTEREST RATE:

                  Overdue amounts shall bear interest at a floating PER ANNUM rate (computed on the basis of a 365-day year and actual days elapsed) equal to (a) the interest rate announced from time to time by Citibank, N.A. in New York, New York as its "base rate" plus (b) [*].

5.       LESSOR'S BANK ACCOUNT:

                  Unless Lessor otherwise directs in writing, all payments payable to Lessor hereunder shall be made by wire transfer of same-day federal funds to the bank account of Lessor described as follows:

                           BANK:                 Citibank, N.A., New York, New York
                           FOR THE ACCOUNT OF:   FINOVA Capital Corporation
                           ACCOUNT NO.           4068-0522
                           ABA ROUTING NO.:      021-000-089
                           REFERENCE:            Chautauqua -- N262SK

-------
* Confidential

                                   APPENDIX C

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)


--------------------------------------------------------------------------------

                       ATTACHED LIST OF AIRCRAFT DOCUMENTS
                             DELIVERED WITH AIRCRAFT

--------------------------------------------------------------------------------

                               AIRCRAFT DOCUMENTS

                                    (N262SK)

1.       EMB-145LR Serial # 145168 Aircraft Log Book
2.       Sundstrand APU Serial # SP-E994191 Log Book
3.       Liebherr Landing Gear Assembly Records
4.       Rolls-Royce Allison AE3007A1 Engine Serial # 311207 Log Book
5.       Rolls-Royce Allison AE3007A1 Engine Serial # 311208 Log Book
6.       Brazilian Certificate of Airworthiness
7.       FAA Form 8130-6 Application for Airworthiness Certificate
8.       Airplane Flight Manual (AFM)
9.       Weight & Balance Manual (WB)
10.      Operations Manual (OM)
11.      Quick Reference Handbook (QRH)
12.      Dispatch deviation Procedures Manual (DDPM)
13.      Supplementary Performance Manual (SPM)
14.      Master Minimum Equipment List (MMEL)

                                   APPENDIX D

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                        ATTACHED FORM OF LEASE SUPPLEMENT
                   (EXECUTED CONTEMPORANEOUSLY WITH DELIVERY)

--------------------------------------------------------------------------------

                             LEASE SUPPLEMENT NO. 1
                                    (N262SK)

                                                     Dated: September ____, 1999

         PURSUANT TO THE AIRCRAFT LEASE AGREEMENT (N262SK) (the "Lease") dated as of the date hereof between FINOVA Capital Corporation, a Delaware corporation ("Lessor"), as lessor, and Chautauqua Airlines, Inc., a New York corporation ("Lessee"), as lessee, this Lease Supplement No. 1 (N262SK) is executed by the parties hereto to confirm that at _________ p.m. (Central Daylight Time) on this _____ day of September, 1999:

         (a)      the Airframe described as follows:

                  MANUFACTURER:                    Embraer
                  MODEL NUMBER:                    EMB-145
                  UNITED STATES REG. NO.:          N262SK
                  SERIAL NUMBER:                   145168

         (b) together with the following described two (2) aircraft engines:

                  MANUFACTURER:                    Allison Engine Company, Inc.
                  MODEL NUMBER:                    AE3007A1
                  SERIAL NUMBERS:                  CAE 311207
                                                   CAE 311208

         and (c) together with the "Aircraft Documents" (as defined in the Lease),

were delivered by Lessor to Lessee and were accepted by Lessee under and subject to the terms and conditions of the Lease. The parties hereto confirm that on the date hereof (i) the "Aircraft" (as defined by the Lease) was duly accepted by Lessee for leasing under the Lease as between Lessor and Lessee (without prejudice to any rights which Lessee may have against any manufacturer, vendor or other person in connection with any warranties or service contracts with respect to the Aircraft), (ii) the Aircraft became subject to and governed by the provisions of the Lease, (iii) the Lease is in full force and effect, (iv) all the terms and provisions of the Lease are hereby fully incorporated herein, and (v) Lessee became obligated to make the payments provided for in the Lease.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement No. 1 (N262SK) to be executed and delivered by their duly authorized representatives as of the day and year above written.

                                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation

                                    BY: /s/ Anne Halton
                                        ----------------------------------------

                                    NAME: Anne Halton
                                          --------------------------------------

                                    TITLE:
                                          --------------------------------------


                                    CHAUTAUQUA AIRLINES, INC., a New
                                    York corporation

                                    BY: /s/ Robert H. Cooper
                                        ----------------------------------------

                                    NAME: Robert H. Cooper
                                          --------------------------------------

                                    TITLE: Vice-President
                                           -------------------------------------

                                   APPENDIX E

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                       ATTACHED FORM OF REDELIVERY RECEIPT
              (EXECUTED CONTEMPORANEOUSLY WITH RETURN OF AIRCRAFT)

--------------------------------------------------------------------------------

                               REDELIVERY RECEIPT
                                    (N262SK)

                                                         Dated: _______________

         PURSUANT TO THE AIRCRAFT LEASE AGREEMENT (N262SK) (the "Lease") dated as of September ____, 1999 between FINOVA Capital Corporation, a Delaware corporation ("Lessor"), as lessor, and Chautauqua Airlines, Inc., a New York corporation ("Lessee"), as lessee, this Redelivery Receipt is executed by the parties hereto to confirm that at ________ hours on this _____ day of _____________, ________ the following described aircraft (the "Aircraft"):

         (a)      the Airframe described as follows:

                  MANUFACTURER:                     Embraer
                  MODEL NUMBER:                     EMB-145
                  UNITED STATES REG. NO.:           N262SK
                  SERIAL NUMBER:                    145168

         (b) together with the following described two (2) aircraft engines (the "Engines"):

                  MANUFACTURER:                     Allison Engine Company, Inc.
                  MODEL NUMBER:                     ___________
                  SERIAL NUMBERS:                   ___________
                                                    ___________

         and (c) together with the "Aircraft Documents" (as defined in the Lease),

were returned to Lessor pursuant to the terms of the Lease.

         Lessee hereby confirms that it shall reimburse Lessor for the correction of the deferred items, if any, listed in Attachment 1 hereto.

         Lessor hereby confirms that it has accepted the Return of the Aircraft and of the Aircraft Documents under the terms of the Lease, and that the Term of the Lease has terminated.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Redelivery Receipt (N262SK) to be executed and delivered by their duly authorized representatives as of the day and year above written.

                                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation

                                    BY:
                                        ----------------------------------------

                                    NAME:
                                         ---------------------------------------

                                    TITLE:
                                          --------------------------------------


                                    CHAUTAUQUA AIRLINES, INC., a New
                                    York corporation

                                    BY:
                                        ----------------------------------------

                                    NAME:
                                         ---------------------------------------

                                    TITLE:
                                          --------------------------------------




Attachment 1:              Deferred Items

                                   APPENDIX F

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                                RETURN CONDITIONS

--------------------------------------------------------------------------------

         On the Return Date, the Aircraft will comply with the following requirements, subject to Total Loss or normal wear and tear generally (with undefined capitalized terms herein having the same meaning as in the Aircraft Lease Agreement):

         1.       GENERAL CONDITION

                  Upon the return of the Aircraft to Lessor, the Aircraft shall:

                  (a)      be registered with the FAA;

                  (b) have been maintained in accordance with the Aircraft Lease Agree ment and with the same care and consideration for the technical condition of the Aircraft as if it were kept in continued regular service by Lessee;

                  (c) be in good operating condition (with all "on-condition" and "condition monitored" components serviceable) and be clean by scheduled passenger airline standards;

                  (d) have installed the full complement of Engines (including any Replacement Engines installed in accordance with the provisions of this Agreement) and other equipment, parts, accessories, furnishings and loose equipment as when originally delivered to Lessee or as may be agreed by Lessee and Lessor on or before the Return Date;

                  (e) be in compliance with then current FAR, including, without limitation, FAR Part 121 (or successor regulation);

                  (f) be free and clear of liens, charges and encumbrances of any nature whatsoever not arising through Lessor;

                  (g) be airworthy (as determined based on the manufacturer's mainte nance and structure repair manuals and FAA requirements), have a current

                           U.S. Certificate of Airworthiness issued by the FAA, and be in compliance with the manufacturer's original Type Certificate with respect to the Aircraft, as such Type Certificate has been revised through the Return Date;

                  (h) have had a "C" Check (or comparable check) pursuant to Lessee's Maintenance Program performed on the Airframe by an Authorized Maintenance Performer within 100 Flight Hours prior to the Return Date;

                  (i) have, in regard to the hard time components of the Aircraft with a full life of at least twelve (12) months, a remaining life of at least twelve (12) months for each such component; PROVIDED that, if any such component does not have such a remaining life, Lessee, in order to satisfy this Return Condition, shall have the option of reimburs ing Lessor in an amount equal to the cost of purchasing a complying component (as reduced to satisfy only the 12-month minimum standard) times a fraction, the numerator of which is the number 12 less the number of months of remaining life, and the denominator of which is the number 12;

                  (j) have complied with all mandatory service bulletins and ADs affecting the Aircraft and having a final compliance or termination date during the Term (without regard to any variance, extension, carry-over or deferral which may be granted);

                  (k) have Lessee's name and logos removed and the exterior of the Aircraft painted in white livery ;

                  (l)      have all signs and decals clean, secure and legible;

                  (m) be in as good operating condition, and in the same configuration, as when delivered by Lessor to Lessee on the Delivery Date, normal wear and tear and Total Loss excepted; and

                  (n) have no open, deferred, continued, carryover or placarded log book items.

         2.       ENGINES

                  Each Engine will be installed on the Aircraft and will comply with the following:

                  (a) Each Engine (i) shall have been maintained in accordance with the Lessee's Maintenance Program;
                           (ii) shall be in compliance with all mandatory service bulletins and ADs affecting such Engine and having a final compliance or termination date during the Term (without regard to any deferrals that may be granted); (iii) shall be free and clear of all Liens arising by act or omission of, or suffered to exist by, Lessee; and (iv) shall contain the same Parts (or substitutes or replacements therefor, as provided in the Aircraft Lease Agree ment) as initially delivered to Lessee.

                  (b) If, at the end of the Term, the Engines are subject to an "Engine Maintenance Agreement" (as defined by the Aircraft Lease Agree ment), and such Engine Maintenance Agreement has been effectively assigned to Lessor, Lessee shall return each Engine in such condition as shall make such Engine eligible for continued maintenance under the Engine Maintenance Agreement.

                           If, at the end of the Term, the Engines are not subject to an Engine Maintenance Agreement (or such Agreement has not been effectively assigned to Lessor): (i) each of the Engines (pursuant to Lessee's Maintenance Program) shall have a minimum of half-time until the next scheduled overhaul, based on the Engine Manufacturer's published data over the immediately prior 12 months; (ii) any mandatory service bulletins or ADs that have been deferred shall be incorporated before the Return, (iii) no Engine shall be "on watch;" and each Engine shall perform within the Engine Manufacturer's recommended operating limitations.

                           To the extent that, at the end of the Term, any of the life limited parts of the Engines are not covered by an Engine Maintenance Agreement (which has been assigned to Lessor), such life limited parts shall have a remaining life of at least 2,500 Cycles.

                  (c) Prior to the Return Date (unless an Engine Maintenance Agreement is in effect), a borescope of each Engine shall be conducted by a qualified technician acceptable to Lessor, at Lessor's expense and in the presence of Lessor's designated technical representative. Any defects discovered in each such inspection which exceed the Engine

                           Manufacturer's in-service limits shall be corrected by Lessee, prior to Return of the Aircraft, at no cost to Lessor.

         3.       FUSELAGE, WINDOWS AND DOORS

                  (a) The fuselage will be free of major dents and abrasions, scab patches and loose or pulled or missing rivets (except to the extent such abrasions, patches and loose, pulled or missing rivets were in existence on the Delivery Date);

                  (b) Windows will be free of delamination, blemishes and crazing and will be properly sealed (except to the extent such delamination, blemishes and crazing were in existence on the Delivery Date); and

                  (c) Doors will be free moving, correctly rigged and be fitted with serviceable seals.

         4.       WINGS AND EMPENNAGE

                  (a) Leading edges will be free from damage (except to the extent such damage was in existence on the Delivery
                           Date);

                  (b)      Unpainted cowlings and farings will be polished; and

                  (c) Wings will be free of fuel leaks outside of Manufacturer's tolerances.

         5.       INTERIOR

                  (a) Ceilings, sidewalls and bulkhead panels will be clean and free of cracks and stains (except to the extent that such cracks and stains were present on the Delivery Date);

                  (b) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations as required for operation in Lessee's commercial service as of the Return Date;

                  (c)      Seats will be serviceable and in good condition; and

                  (d) The interior of the Aircraft will be configured identical to the configuration of the Aircraft on the Delivery Date (unless the configuration was changed previously with Lessor's consent), including first class seats, tables, video equipment and bulkhead conversions, if any, present on the Aircraft on the Delivery Date, it being intended by Lessor and Lessee that title to any of such seats, tables, video equipment and bulkhead conversions which was held by Lessee on the Delivery Date would pass to Lessor on Return of the Aircraft.

         6.       COCKPIT

                  (a) Fairing panels shall be free of stains and cracks, will be clean, secure and repainted as necessary;

                  (b)      Floor coverings will be clean and effectively sealed;

                  (c) Seat covers will be in good condition, clean and free of stains, and will conform to FAR fire resistance regulations required for operation in Lessee's commercial service as of the Return Date; and

                  (d) Seats will be serviceable, in good condition and will be repainted as necessary.

         7.       CARGO COMPARTMENTS

                  (a)      Panels will be in good condition; and

                  (b)      Nets will be in good condition.

         8.       LANDING GEAR

                  (a) The landing gear and wheel wells will be clean, free of leaks and repaired as necessary; and

                  (b) Each landing gear will have a minimum of quarter-time remaining. Lessee will reimburse Lessor in cash for an appropriate pro rata portion of the cost of a landing gear overhaul to the extent that the actual remaining time on each landing gear is less than half-time.

         9.       APU

                  If, at the end of the Term, the auxiliary power unit on the Aircraft (the "APU") is subject to a maintenance agreement which has been assigned to Lessor, Lessee shall return the APU in such condition as shall make the APU eligible for continued maintenance under such maintenance agreement.

                  If, at the end of the Term, the APU is not subject to such a maintenance agreement, a borescope inspection of the APU shall be conducted by a qualified technician acceptable to Lessor, at Lessor's expense and in the presence of Lessor's designated technical representative. Any defects discovered in such inspection which exceed the manufacturer's operating limits shall be corrected by Lessee, prior to Return of the Aircraft, at no cost to Lessor.

         10.      CORROSION

                  (a) The Aircraft will have been inspected with respect to corrosion as defined in the Lessee's Maintenance Program; and

                  (b) The fuselage will be adequately treated for corrosion and an approved corrosion prevention program will have been in operation by the Lessee and such program shall be up to date in all respects.

         11.      MAINTENANCE PROGRAM

                  (a) Prior to the Return and upon Lessor's request, Lessee will provide Lessor with reasonable access to its Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into the next operator's fleet and the "bridging" of the Aircraft from the Maintenance Program to the maintenance program of such next operator; and

                  (b) Lessee will, in connection with the Return, deliver to Lessor a certified true, current and complete copy of its Maintenance Program, to the extent necessary in order to facilitate the Aircraft's integration into the next operator's fleet and the "bridging" of the Aircraft from the Maintenance Program to the maintenance program of such next operator.

         12.      AIRCRAFT RECORDS

                  Each and all of the flight, engineering and maintenance manuals, drawings, documents, certificates, status summaries, maintenance records, log books and other data relating to the Aircraft (and all of its components), including the Engines, provided to (or developed by) Lessee at Delivery or throughout the Term of the Aircraft Lease Agreement shall be returned to Lessor on or before the Return Date in English and in an organized format and in compliance with the regulations of the FAA.

                                   APPENDIX G

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)

--------------------------------------------------------------------------------

                             APPROVED JURISDICTIONS

--------------------------------------------------------------------------------


Australia
Austria
Belgium
Bermuda
Canada
Cayman Islands
Denmark
Finland
France
Germany
Iceland
Ireland
Japan
Luxembourg
Netherlands
New Zealand
Norway
Spain
Sweden
Switzerland
United Kingdom
United States

                                   APPENDIX H

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)



                        [SEE APPENDIX H OF EXHIBIT 10.37]

                                   APPENDIX I

                                       TO

                        AIRCRAFT LEASE AGREEMENT (N262SK)


--------------------------------------------------------------------------------

ATTACHED FORM OF ASSIGNMENT OF ENGINE MAINTENANCE AGREEMENT

--------------------------------------------------------------------------------

                 APPENDIX I TO AIRCRAFT LEASE AGREEMENT (N262SK)

             ASSIGNMENT OF ENGINE MAINTENANCE AGREEMENT AND CONSENT
                                    (N262SK)

         THIS ASSIGNMENT OF ENGINE MAINTENANCE AGREEMENT AND CONSENT (N262SK) (this "Assignment"), dated as of ______________ ___, 1999, is made among CHAUTAUQUA AIRLINES, INC., a New York corporation ("Assignor"), as assignor, FINOVA CAPITAL CORPORATION, a Delaware corporation ("Assignee"), as assignee, and ALLISON ENGINCE COMPANY, INC. ("Maintenance Provider"), as consenting party.

                              W I T N E S S E T H:

         WHEREAS, pursuant to (a) that certain Aircraft Purchase Agreement (N262SK) dated as of September ___, 1999 between Solitair Corp., as seller, and Assignee, as buyer, and (b) that certain Aircraft Lease Agreement (N262SK) (the "Lease") dated as of September ___, 1999 between Assignee, as lessor, and Assignor, as lessee, Assignee has purchased and leased to Assignor one Embraer model EMB-145 aircraft, bearing manufacturer's serial number 145168 and United States Registration Number N262SK, together with two (2) Allison model AE 3007A1 engines bearing, respectively, manufacturer's serial numbers CAE 311207 and CAE 311208 (such two engines collectively with any other engine that becomes an "Engine" under the terms of the Lease, the "Engines") (collectively, the "Aircraft"); and

         WHEREAS, pursuant to the Fleet Hour Agreement (the "Maintenance Agree ment") dated as of ______________ ___, ____ between Maintenance Provider and Assignor, Maintenance Provider has agreed to provide and Assignor has agreed to purchase certain rework and maintenance support described therein for the Engines; and

         WHEREAS, it is an obligation of Assignor under the Lease that Assignor execute and deliver this Assignment;

         NOW, THEREFORE, in consideration of the mutual covenants set forth in the Lease, it is agreed as follows:

         1.       ASSIGNMENT.

                  (a) Assignor hereby assigns to Assignee all of its right, title and interest in and to the Maintenance Agreement to the extent that such right, title and interest in the Maintenance Agreement relates to the Engines (the "Maintenance Benefits").

                  (b) Assignee shall not be liable for any of the obligations or duties of Assignor under the Maintenance Agreement, except that in exercising any right under the Maintenance Agreement with respect to the Engines or making any claims with respect to the Engines, the terms and conditions of the Maintenance Agreement relating to the Engines shall apply to, and be binding upon, Assignee to the same extent as Assignor.

                  (c) Assignor agrees to execute and deliver to Assignee and Maintenance Provider this Assignment and to use its best efforts to have the Maintenance Provider execute and deliver to Assignee and Assignor the consenting signature hereto of Maintenance Provider.

                  (d) Assignor agrees for the benefit of Assignee that it will not breach any of its obligations under the Maintenance Agreement.

         2. RIGHTS OF ASSIGNOR. Notwithstanding anything in this Assignment to the contrary, so long as (a) no Event of Default (as defined in the Lease) has occurred and is continuing and (b) the Lease has not been terminated in accordance with its terms, Assignor may, to the exclusion of Assignee, exercise in Assignor's name the right to obtain any benefit or recovery with respect of the Maintenance Benefits, and may exercise all other rights and powers of the "operator" under the Maintenance Agreement in respect of the Engines, except that Assignor may not, without Assignee's prior written consent, terminate the Maintenance Agreement or amend or vary any of the terms of the Maintenance Agreement which would have a material adverse effect on any of Assignee's rights or interests in the Maintenance Benefits.

         3. REPRESENTATION. Assignor hereby represents and warrants for the benefit of Assignee that it has not assigned its rights in the Maintenance Benefits to any other person except as provided in this Assignment.

         4. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         5. ASSIGNMENT. Assignee may assign its rights pursuant to this Assignment to any lessor, owner or mortgagee of the Aircraft or any other person that provides financing for the acquisition or ownership of the Aircraft.

         6. CONSENT BY AND AGREEMENTS REGARDING MAINTENANCE PROVIDER.

                  (a) Maintenance Provider hereby consents to all of the terms of this Assignment.

                  (b) So long as Maintenance Provider has not received from Assignee a "Termination Notice" (as defined in Section 6(c) hereof), Assignor may exercise, on behalf of Assignee, Assignee's rights in the Maintenance Benefits in accordance with Section 2 of this Assignment.

                  (c) Maintenance Provider shall not be deemed to have knowledge of, and need not recognize the occurrence or discontinuance of, any termination of the Lease and dispossession of the Aircraft unless and until Maintenance Provider has received written notice thereof from Assignee (including by telecopy) addressed to Allison Engine Company, c/o Regional Support Manager, P.O. Box 420, U10B, Indianapolis, Indiana 46206, fax number 317-230-4010 (the "Termination Notice"), upon which Maintenance Provider may conclusively rely. Assignee shall send a copy of the Termination Notice to Assignor in the manner provided for furnishing notices under the Lease.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have entered into this Assignment of Engine Maintenance Agreement and Consent (N262SK) the day and year first above mentioned.

                                              CHAUTAUQUA AIRLINES, INC.,
                                              a New York corporation

                                              BY:
                                                  ------------------------------

                                              NAME:
                                                   -----------------------------

                                              TITLE:
                                                    ----------------------------


                                              FINOVA CAPITAL CORPORATION,
                                              a Delaware corporation

                                              BY:
                                                  ------------------------------

                                              NAME:
                                                   -----------------------------

                                              TITLE:
                                                    ----------------------------


                                              ALLISON ENGINE COMPANY, INC.

                                              BY:
                                                  ------------------------------

                                              NAME:
                                                   -----------------------------

                                              TITLE:
                                                    ----------------------------

NOTE TO EXHIBIT 10.30

The three additional Aircraft Lease Agreements are substantially identical in all material respects to the filed Aircraft Lease Agreement except as follows:


------------------------------------- ----------------------------------- -----------------------------------
            TAIL NUMBER                          CLOSING DATE                     OWNER-PARTICIPANT

------------------------------------- ----------------------------------- -----------------------------------
N262SK                                          September, 1999           Finova Capital Corp.
------------------------------------- ----------------------------------- -----------------------------------
N263SK                                           October, 1999            Finova Capital Corp.
------------------------------------- ----------------------------------- -----------------------------------
N264SK                                           February, 2000           Finova Capital Corp.
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------